Prospectus Supplement (Sales Report) No. 24 dated March 31, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 364559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364559	$14,000	$14,000	15.68%	1.00%	March 26, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 364559. Member loan 364559 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Self employed: The Photo Buddy	Debt-to-income ratio:	18.92%
Length of employment:	2 years	Location:	Orlando, FL

Home town:	Oak Forest
Current & past employers:	Self employed: The Photo Buddy, Clean Harbors Enviromental Services
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

I am asking for this loan to cover a variety of debt. I would like to pay off 4 credit cards with balances of $4,500, $3,500, $1,200, and $1,000. Also I would like to pay off my 2005 scion Xb which I owe $3550 as of 3/19/09 (I pay $375 per month, although my payments are only $273). That leaves me with a little extra which I will add to my other lending club account in which I lend. I know I can cover this loan here are the sources I can get the money from to pay back this loan. Pay off Car note = $375 per month CC # 1 payment = $125 per month CC # 2 payment = $100 per month CC # 3 payment = $50 per month CC # 4 payment = $50 per month Stop my auto-monthly investment into LC = $150 per month I have roughly $850 a month to cover this loan without spending a dime more than I already do each month. My employment: I have been self employed for the past 2+ yrs (www.thephotobuddy.com) - I also sell on ebay and amazon (thephotobuddy). My sales have yet to slow or decline due to the economy In addition I work 24+ hrs per week for Clean Harbors Enviromental Services. We handle hazerdous waste treatment and disposal. I feel very secure with this company. Although much of the country is having problem of employment I find myself fully employed, and at times over employed. I plan on paying this loan off prior to the 36 month term. If you have any questions let me know.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	33
Revolving Credit Balance:	$20,619.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 372211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372211	$6,000	$6,000	13.79%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372211. Member loan 372211 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,208 / month
Current employer:	Valley Insurance Agency	Debt-to-income ratio:	5.34%
Length of employment:	6 months	Location:	gunnison, CO

Home town:	Atlanta
Current & past employers:	Valley Insurance Agency, Farmers Insurance
Education:	Western State College of Colorado

This borrower member posted the following loan description, which has not been verified:

consolodate debt

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$5,177.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for $7500 to consolidate debt. The debt I see is only $5177. What is the rest of the money for?	The $5177 is just the credit card debt that i reported. I also have $1700 in medical bills that i need to get taken care of. The rest of the money will be used to get caught up on bills.

Member Payment Dependent Notes Series 372510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372510	$12,000	$12,000	9.32%	1.00%	March 26, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372510. Member loan 372510 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,929 / month
Current employer:	Enovity, Inc.	Debt-to-income ratio:	4.69%
Length of employment:	1 month	Location:	Potlatch, ID

Home town:	Owosso
Current & past employers:	Enovity, Inc., Hired (12/16/2008) by Enovity principals to streamline their internal processes, Retired from working for other people 7/2004-12/15/2008, Enjoyed an eclectic series of jobs and self-employment (9/1980-6/2004), U.S. Navy (retired 9/1/1980 after 20 years service)
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

The house we've owned for 12 years was built in 1985. The roof is due for replacement. In addition, while the roof is being worked on we want to (1) add a cover over our back deck, and (2) remove the chimney that is no longer in use. A cover over our back deck, in addition to improving the usability of the deck, will help reduce our power bills by shading the two major windows on the West facing side of our house. The chimney is no longer in use because in 2000 we removed the propane heater from the basement which was no longer needed after we installed central heating and air conditioning as part of another remodeling project. We will have the cash for this project in the bank by mid-summer. Our contractor (who was recommended by a friend of ours who is an architect in the area), wants to complete the project by May 15th. In addition, we would prefer to use the interest from our cash deposits to reduce the cost of the loan. A short term, low interest loan appears to make sense for this project.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1975	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,384.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, very nice house, thank you for sharing those pictures with us. I wanted to ask you: is you income getting verified with LC (an * must be displayed next to you monthly income), also why do you have such a short lenght of employment, what was your former job. Thank you and good luck.	I have no idea whether my income is being verified by LC. That might be difficult to do except for the salary from Enovity. Although I don't know Enovity's policy on such matters. They may, like most companies, only verify employment. The difficult portion to verify would, I assume, be my Navy retirement pay and Social Security benefits. For clarification, my income from all sources is as follows. Enovity ... $95,000/yr plus annual bonus Navy Retirement ... $28,368/yr Social Security ... $18,257/yr Total ... $141,625/yr or $11,802/mo That is only my income. My wife's income is not under consideration. Prior to going to work for Enovity I was retired and happily working on my own software projects. That's primarily, in my opinion, why Enovity decided to ask me last December to come on board. They are very aware of my software development skills because of an application I've worked on over the last two years which is aimed at their line of business. Enovity purchased several licenses for that app. Being a young, rapidly growing company in a relatively new, green market, there are hardly any software products that have been written to support Enovity's operations. Ergo, in addition to writing programs to streamline their internal processes, there is also the possibility that the applications I write will be made available for sale. Regardless, I've been told by a friend of mine, who also works at Enovity, that the company has enough work to keep me busy until I die. Not being one to enjoy idleness, I'm thrilled to be doing what I'm passionate about and receiving a substantial compensation for having fun. As a side note, the men on my father's side of the family tended to live into their 90's. Uncle Johnny went through three wives. I expect to be writing software for a very long time. I hope this answers your questions adequately. If not, please let me know and I'll try again.
Hi, You should be able to verify all your income through tax forms and pay stubs with Lending Club. Please do so and I will invest immediately.	I have all the necessary documents here on my desk ... Enovity pay stubs as well as current Department of Defense and Social Security Administration statements of earnings. I have not, however, been asked to provide those documents as yet by anyone at LC. Per an email I received from LC yesterday, it's my understanding that someone will be contacting me when LC is ready to verify income; however, the email led me to believe that I will not be called until my loan is fully funded. Catch 22 perhaps? This is my first LC loan application so I'm not yet totally familiar with the process.
have you considered a Home Equity Line of Credit? Rates on a HELOC would be almost half of what you would pay for an unsecured line. You could reused that line if you needed to purchase a car in the future or other home improvements. Also the interest may be tax deductible. Just a thought. Is there anyway you can verify income?	My wife and I are approved, thanks to our superb credit history, for an unsecured $30,000 line of credit with Bank of America with an APR of 8.99%. The interest, however, is variable and I have never, nor will I ever enter into any agreement which is based on a variable interest rate which, based on my experience, is the norm for lines of credit. We have an unsecured line of credit with our bank which we've had for over 10 years. We use that line of credit for small, very short term loans which doesn't happen very often. I am also not interested in burdening our primary residence with additional debt. As far as purchasing an auto using a line of credit ... again, not interested. Our current contract with GMAC is at 1.9%. I don't think there is a line of credit available to the average consumer, secured or unsecured, with a fixed interest rate that low. I am attracted to the LC loan process because it offers short term obligations with a reasonable, fixed rate of interest. As far as verifying my income, please see my response to beachrealestate.
Thanks for your response. You've proved your point why LC is a perfect fit. You have a credit score to be proud of :)	Thank you!

Member Payment Dependent Notes Series 372778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372778	$2,400	$2,400	14.42%	1.00%	March 30, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372778. Member loan 372778 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Dr. Demartino	Debt-to-income ratio:	12.38%
Length of employment:	3 months	Location:	SOUTH HADLEY, MA

Home town:	South Hadley
Current & past employers:	Dr. Demartino
Education:	Porter and Chester Institute

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan for $3,000.00 to cover the left over expense of buying a new car. I need this money for new tires, registration, tax and insurance purposes.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,285.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373654

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373654	$10,000	$10,000	16.63%	1.00%	March 27, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 373654. Member loan 373654 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	General Dynamics	Debt-to-income ratio:	15.61%
Length of employment:	3 months	Location:	Leominster, MA

Home town:	Danvers
Current & past employers:	General Dynamics, Intralinks, Inc.
Education:	University of Massachusetts-Lowell

This borrower member posted the following loan description, which has not been verified:

Received a loan from Prosper.com a year ago and looking to refinance for a little more working capital. Incorporated in 2008 and need a little more financing! Collard Enterprises, Inc. (Collard Green Fuels) needs your help getting up and running! I require financing to start up my business. I am looking to complete installation of production equipment and purchase supplies to start producing BioDiesel for customers I have already lined up and waiting. I have been producing BioDiesel on a small scale now for over two years and want to take the next step. I have a constant supply of FREE waste vegetable oil totaling about 200 gallons a month (WVO) as well as 300+ gallons already on hand. I have been selling WVO this past year and need more funds to up production of Biodiesel. Will you help say NO to big oil?! Visit the web site at: http://www.collardgreenfuels.com

A credit bureau reported the following information about this borrower member on January 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	53
Revolving Credit Balance:	$66,526.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375771	$12,000	$12,000	9.63%	1.00%	March 31, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375771. Member loan 375771 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Baldor Electric Company	Debt-to-income ratio:	13.14%
Length of employment:	25 years 6 months	Location:	Fort Smith, AR

Home town:	Fort Smith
Current & past employers:	Baldor Electric Company, Valmac
Education:	Webster University

This borrower member posted the following loan description, which has not been verified:

Bad events usually happen in three's My debt got out of control based on: #1 Moved Mom to nursing home. Had to pay for a few months #2 Son's leg length-ing surgery. $38,000 #3 Two kids in college at the same time Objective: Get out of debt for good. I want to consolidate my debt, get it paid off in 3 years. 3 year plan to be out of debt for good. No vacations, no large expenditures, no more usage of credit(except this consolidation), until it is all gone. I have a high credit score(high 700's) and a high salary, I just want to quit paying credit card companies interest until I can recover from the 3 bad events. I am currently paying over $2,000 a month against the debt, but with a lower interest rate, I can knock out the debt even faster. In 3 years I want to be investing in this club, not borrowing.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,967.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you verify your income with lending club?	Yes. I will be glad to show proof of income Latest pay stub, W2, or whatever is needed
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I have submitted my W2's and gave Lending Club all my personal information. I am waiting on LendingClub for the verification
With such a good job, I imagine that you get health care coverage. Can I ask why your son's surgery wasn't covered under your health care?	The insurance did pay for most. There was still deductibles and maximums.

Member Payment Dependent Notes Series 379589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379589	$11,100	$11,100	12.21%	1.00%	March 26, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379589. Member loan 379589 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,687 / month
Current employer:	Personal Care Professionals	Debt-to-income ratio:	23.71%
Length of employment:	2 years 7 months	Location:	BERGENFIELD, NJ

Home town:	Englewood
Current & past employers:	Personal Care Professionals
Education:	William Paterson University of New Jersey

This borrower member posted the following loan description, which has not been verified:

I am requesting a debt consolidation loan for the purpose of getting my monthly payments to be a lttle lower as well as paying less percentage o my APR which is high at the moment. With this loan I will be able to lower my debt in a couple of years.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,339.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what rates are you currently getting?	im getting 12% interest for 3 years.

Member Payment Dependent Notes Series 380295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380295	$10,000	$10,000	12.84%	1.00%	March 27, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380295. Member loan 380295 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Schlumberger Ltd.	Debt-to-income ratio:	10.89%
Length of employment:	9 months	Location:	lawrence, KS

Home town:	Humboldt
Current & past employers:	Schlumberger Ltd., US Navy, Wal-Mart Stores
Education:	Allen County Community College, Johnson County Community College

This borrower member posted the following loan description, which has not been verified:

I have two credit cards with high interest rates that I had to use to make it through college and now that I have a full time job i want to pay them off with a loan at a much lower rate. One of them I have a balance of $5,500 and the other I have a balance of $4,000.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,020.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381482	$11,000	$11,000	13.79%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381482. Member loan 381482 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Procter and Gamble	Debt-to-income ratio:	14.80%
Length of employment:	1 year 6 months	Location:	Bentonville, AR

Home town:	Berryville
Current & past employers:	Procter and Gamble, NCR Corp., Wal-Mart Inc.
Education:	University of Arkansas at Fayetteville

This borrower member posted the following loan description, which has not been verified:

Loan is to pay $11,000 taxes to IRS.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	8
Revolving Credit Balance:	$10,619.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 382077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382077	$15,000	$15,000	12.84%	1.00%	March 31, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382077. Member loan 382077 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	0.26%
Length of employment:	n/a	Location:	Washington, DC

Home town:	Silver Spring
Current & past employers:
Education:	George Mason University

This borrower member posted the following loan description, which has not been verified:

Starting up a business. Need capital to get things going.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$186.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Not a lot of DTI which is good. I want to make sure I understand: Do you have 10 open lines of credit totalling $186.00?? Also can you verify your income with Lending Club? (It helps with getting funded faster.)	I do have 10 open lines of credit. I cannot figure out how to verify my income. If you let me know how to do that, I will. Thanks
You don't list any employment, yet you have an income. Are you self-employed? If yes, what is your business? What is the business that you are trying to start up?	I work for my parents
What is your source of income? You're asking a lot with minimal information? What are your current and expected expenses? What kind of start up do you need the money for?	I have a job. I will need computers, a server and industry specific software to start. I have all of the knowledge needed to provide solutions to perspective clients

Member Payment Dependent Notes Series 382195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382195	$10,000	$10,000	13.79%	1.00%	March 31, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382195. Member loan 382195 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	VASQUEZ & Co, LLP	Debt-to-income ratio:	18.20%
Length of employment:	2 years 4 months	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	VASQUEZ & Co, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Loan requested for loan consolidation.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	54
Revolving Credit Balance:	$13,875.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you do for Vasquez? Regards; Art	I am an Audit Administrator
What loans are you consolidating, what are their balances and rates?	Car for 6000 at 9.9apr the rest for credit cards. I just want to consolidate for one payment monthly.

Member Payment Dependent Notes Series 382452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382452	$1,400	$1,400	12.53%	1.00%	March 25, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382452. Member loan 382452 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	MWH Global	Debt-to-income ratio:	14.29%
Length of employment:	7 years 6 months	Location:	Chicago, IL

Home town:	Milwaukee
Current & past employers:	MWH Global
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

Hello, I'm seeking cash for a trip to Switzerland. I have a good income and have been at my job for 7.5 years. I'm an IT professional. It may not be the best time to be spending money on travel, but I want to take advantage of some good travel specials. I've both borrowed and lent money on Prosper. My loans have already been paid back. So far lending on Prosper has been a losing game. I know what it's like to not get paid back, and I wouldn't do that to someone.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,999.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
since loan very small are you maybe pay quickly than 3 year	I don't intend to pay it off right away, as I would like to establish a track record with Lending Club. I think anyone who takes out a loan would like to repay it sooner to save money.
what is prosper id	Barbaro

Member Payment Dependent Notes Series 382465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382465	$7,000	$7,000	14.42%	1.00%	March 25, 2009	March 19, 2012	March 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382465. Member loan 382465 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	High Point Group	Debt-to-income ratio:	3.18%
Length of employment:	8 years	Location:	Hopewell JCT, NY

Home town:	Detroit
Current & past employers:	High Point Group, Rlanneo Furniture INC
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

I am in the retail liquidation-consolidation business, and business has never been better. I am looking for a loan totaling $20000.00 to add to my current investment of $32000.00 this loan will be coupled with the current funds to purchase a large allotment of new high end furnishings including electronics. There is a tremendous amount of great stock available on the high end market for brokers such as myself. I am able to buy an average unit for between 18 to 24 cents on the dollar, and resell at a minimum of 85 cents and a max of 98 cents on the dollar. This allows for a very comfortable profit to be made in a very short period of time, average unit sale takes 2 months. I have been in the consolidation business for 8 years and have never seen a market like this, and don?t believe I ever will again so time is of the essence. I am very excited to be using this lending forum for the first time, and look forward to investing some of my profits from my next deal and helping more Lending Club members such as myself.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,222.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 382535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382535	$10,000	$10,000	14.11%	1.00%	March 25, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382535. Member loan 382535 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,042 / month
Current employer:	n/a	Debt-to-income ratio:	24.70%
Length of employment:	n/a	Location:	Seattle, WA

Home town:
Current & past employers:	Microsoft
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Need loan for repairing damages to condo as well as refinancing credit card at a better rate.

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,383.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383155	$6,000	$6,000	8.00%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383155. Member loan 383155 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	BearingPoint	Debt-to-income ratio:	1.06%
Length of employment:	3 years 9 months	Location:	New York, NY

Home town:	Seattle
Current & past employers:	BearingPoint
Education:	Syracuse University

This borrower member posted the following loan description, which has not been verified:

I am a fiscally responsible adult purchasing an engagement ring from savings. As this will significantly deplete my savings balance, I would like to borrow money to pad my savings in case of an unforeseen need to access cash. I am a Management & Technology Consultant for a global firm, work in New York City, and currently have no personal debt. I paid off my college debt of $12k a few years ago, and I pay off my credit cards every month. My current savings balance is $13k and I am purchasing a $10k engagement ring. I have worked for the same company for 4 years and was recently promoted.

A credit bureau reported the following information about this borrower member on March 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,161.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you pay off your credit cards every month, can you explain the $7,161 balance that appears on your credit report? Is this recent expenses due to the wedding? Are you making exceptions to immediate payoff this one occassion?	This is a great question, and prompted me to obtain my credit report to find the source of the large balance. The report shows one of my credit sources with a $5373 balance. I called the issuing bank to inquire about this balance. It turns out this is an account that belongs to my parents. They set it up for me to be able access their credit card in case of emergency. I do not agree that this should reflect in my personal credit report, but now I understand why it is. Please note my superior credit rating and understand that my "real" revolving credit balance is $5373 less than what is showing on my profile.

Member Payment Dependent Notes Series 383564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383564	$6,000	$6,000	15.68%	1.00%	March 25, 2009	March 24, 2012	March 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383564. Member loan 383564 was requested on March 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Crozer Hospital	Debt-to-income ratio:	8.28%
Length of employment:	1 year	Location:	middletown, DE

Home town:	Wilmington
Current & past employers:	Crozer Hospital, glasgow medical aid unit, mercy hospital of philadelphia
Education:	Drexel University

This borrower member posted the following loan description, which has not been verified:

looking for 6000 dollars to purchase a big item...

A credit bureau reported the following information about this borrower member on March 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	10
Revolving Credit Balance:	$13,841.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! I'm also from Middletown, DE! Can you please verify your income with Lending Club? What item will you be purchasing with the money you are loaned? Car?	Hello. Thats great! Middletown is going to be a really big town in these coming years =D This was my first time on Lendingclub so i'm tryin my best to learn how to do things. still trying to figure out how to verify things. Support email was no help. I will get my income verified as soon as possible. Some loan info: I'm trying to buy a motorcycle with the money i am being loaned.

Member Payment Dependent Notes Series 383701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383701	$7,000	$7,000	14.74%	1.00%	March 25, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383701. Member loan 383701 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,957 / month
Current employer:	County of Henrico	Debt-to-income ratio:	17.28%
Length of employment:	18 years 8 months	Location:	Richmond, VA

Home town:	Baltimore
Current & past employers:	County of Henrico
Education:

This borrower member posted the following loan description, which has not been verified:

I have approx $9,000 in credit card debt and pay approx $350 per month in monthly payments. My credit report will show a 2000 Ford Explorer as a loan I am paying on HOWEVER, that loan was recently PAID OFF and I now have the TITLE in my possession. It will take a few months according to them before it shows up as paid on my credit report. I would like to consolidate these as my monthly payment would be lower. Most of the credit cards have been closed by me. I, of course, am continuing to pay on them monthly on time. i usually pay more than the min amount due on each per month. Also, I live in a home that is owned by my oldest sidter and DO NOT PAY RENT. Thank You C. Council

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	62
Revolving Credit Balance:	$6,547.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383745	$20,000	$20,000	13.47%	1.00%	March 25, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383745. Member loan 383745 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	EquiLend	Debt-to-income ratio:	5.02%
Length of employment:	3 years 8 months	Location:	East Northport, NY

Home town:	East Northport
Current & past employers:	EquiLend, Deutsche Bank, Mizuho Trust & Banking
Education:	Concordia College-Bronxville

This borrower member posted the following loan description, which has not been verified:

I am opening up a small burger/hotdog restaurant in Long Island, NY. My brother & I am seeking funding for the construction costs.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,253.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your personal monthly expenses (in $ terms)? What kind of monthly operating expenses do you expect on the restaurant? What savings and other assets do you have to fall back on if needed?	Thank you for your question. My household monthly gross is close to 19k. My expenses are 33% of gross. For the restaurant, we have estimated between 8k-10k per month. Both my brother & I work fulltime outside of the restaurant & intend to for the next two years.
what would happen if the joint does not take off?	Thank you for your question. My brother & I will be working full time outside of the restaurant and can fund any loan we take from our fulltime positions.
Do you have any "Fast Food Restaurant" experience? It is extremely competitive business requiring a lot of capital in the outset. Is this business franchised?	Thank you for your question. The network of family I have formed have years of restauant experience: me: camp kitchen & prep crew- 6 summers brother#1 same as me plus prep cook during summers brother #2- waiter- 5years wife- Sizzler - 10 years 2 sisters-in-law waitress/hostess- 5years 2 bothers- in- law- NYC firefighter( best chefs) 5 years McDonalds. We do not consider ourselves fastfood and this is not a franchise. I agree that the upfront costs are high. This funding that we are seeking coupled with ours will cover start up costs & operational costs for 1 year.
Where on long island is the restaurant going to be?	Thank you for your question. The restaurant is in North Bellmore on Bedford Avenue- Bellmore's Main street. It's a great walking strip.

Member Payment Dependent Notes Series 383761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383761	$7,000	$7,000	9.32%	1.00%	March 25, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383761. Member loan 383761 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	BETA Group	Debt-to-income ratio:	18.50%
Length of employment:	8 years	Location:	Framingham, MA

Home town:	North Kingstown
Current & past employers:	BETA Group
Education:	Rensselaer Polytechnic Institute (RPI)

This borrower member posted the following loan description, which has not been verified:

I am moving to a new apartment and need the money to cover the upfront costs of 1st/last/security deposit.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,059.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383913	$16,000	$16,000	14.42%	1.00%	March 26, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383913. Member loan 383913 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Newell Rubbermaid	Debt-to-income ratio:	20.54%
Length of employment:	10 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Newell Rubbermaid
Education:

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate 4 credit cards into one fixed payment

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,124.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 383924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383924	$10,000	$10,000	13.79%	1.00%	March 25, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383924. Member loan 383924 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	UBS Financial Services	Debt-to-income ratio:	16.58%
Length of employment:	2 years 6 months	Location:	Bronx, NY

Home town:	New York
Current & past employers:	UBS Financial Services
Education:	Hobart William Smith Colleges

This borrower member posted the following loan description, which has not been verified:

I want to buy a small diner that is for sale in wealthy neighborhood in NY. I am working with a broker and found a really nice diner in a very nice area. It is a well established restaurant earning $6,000/week for breakfast and lunch with the potential for monetary growth. Once, I received the information from the broker about the restaurant, I visited the restaurant and ate there. I really enjoyed the food and the service was great! The place was almost full and there was a diverse crowd. The current owner recently began a Sunday breakfast and is adding a dinner menu. Although the primary sales are from food, an application for a liquor license has also been submitted which will improve monetary sales. I honestly believe that this place can do a lot better with more advertising. There are three colleges nearby and the current owner have not taken advantage of it. I will use social networks such as facebook.com, myspaces.com and others as well as special discounts and WIFI internet connection to attract the college crowd. The restaurant has a website, but does not offer online orders. I will change the website so people in the area can also order online. The restaurant has great reviews online already which should bring customers to the restaurant. I will also increase the amount of advertising in local papers and distribute leaflets to attract more customers. I will update the menu and offer more food. This restaurant has a successful operation records and the place was established in 1986. The area is surrounded by really nice houses, many offices, a mall, and plenty of parking. I drove around and this is definitely a wealthy neighborhood and people can afford to eat out on a regular basis at a restaurant like this one. Facilities: 2050 SF plus a full basement. The restaurant cans seats 65 in the dining room. About me: I graduated from Hobart and William Smith Colleges in upstate New York (www.hws.edu) with a major in Economics and a minor in International Relations. My educational background, personal experience and career interests has equipped me with the tools to run this business. It has always been my dream to own and run a business and this is a great starter place. I am confident that I can successfully bring this business to the next level. I am currently working as Legal Assistant at a large Financial Company. I am quite accomplished in dealing with a diverse group of individuals from a wide array of backgrounds. My current salary can cover the loan in case the restaurant does not produce what I am projecting.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	45
Revolving Credit Balance:	$757.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide the yelp url for this restaurant?	I would love to provide you this information, but since I am working with a broker, that would violate the NDA that signed with the broker. Please understand that if provide this information; I will be disclosing the name and location of the business.
also, can you tell us what your plans are if the business does not take off and stays pretty much the same? are you leaving your job to do this full time?	I am working with a partner. My partner and I will divide the operation of the business. My part will take care of the day to day operation in the mean time; I will be running all the back end operation. I will be handing Payroll, taxes, insurance, advertising, marketing and update of the website and menu etc. If the business stay the same, I can still pay down the loan with the current cash flow, if does the take off, I am planning to leave my job and concentration on running the business full time. I hope this answered your questions. Please do not hesitate to any other questions.
Where did you work prior to UBS Financial Services and for how long?	Before I worked at UBS Financial, I was working as a contract legal assistant for about two years and half. I provided legal support to some of the larger law firms in New York City. Working as a contract legal assistant gave me the opportunity to further hone and advance my skills. I possess the ability to work well both independently and as a part of a team. Reliability, organizational and time management skills are among my best qualities. Work well in stressful, fast-paced environments while consistently meeting deadlines and Good interpersonal skills to interface with different kind people. Please feel free to ask any other questions.
Do you plan on leaving UBS once you aquire the diner? Also, what type of emergency funds do you have available in order to ensure you can pay back the loan??	Since I am working with a partner I am not leaving UBS until the loan is fully paid. My partner will run the daytime operations and I will close up the diner at night. My current salary and my partner's income will ensure that the loan gets paid back.

Member Payment Dependent Notes Series 383934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383934	$13,750	$13,750	13.79%	1.00%	March 31, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383934. Member loan 383934 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	georgia southern university	Debt-to-income ratio:	20.36%
Length of employment:	2 years	Location:	STATESBORO, GA

Home town:	Marietta
Current & past employers:	georgia southern university, Advance Auto Parts
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I am getting this loan to pay off 2 high interest rate credit cards so that I will have a lower monthly payment and be able to have the complete debt paid off by the end of the loan term.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,812.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 383956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383956	$6,000	$6,000	14.74%	1.00%	March 25, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383956. Member loan 383956 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,402 / month
Current employer:	Sprint	Debt-to-income ratio:	4.96%
Length of employment:	10 years	Location:	BALTIMORE, MD

Home town:	Virginia Beach
Current & past employers:	Sprint
Education:	Strayer University at Owings Mills, MD

This borrower member posted the following loan description, which has not been verified:

Request a loan to consolidate a credit card and another loan. Looking to lower interest rate.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,402.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, what are your current balances, interest rates, and minimum payment on the accounts you are consolidating?	bal: 3402, ir: 15.9, min: 70 bal: 2394, ir: 12.75, min: 337
I can see you have great income with little debt-to-income. What's preventing you from paying this amount off?	There are other living expense, food, house maintenance, power, phone etc... I am looking to lower my output to these 2 bills and possibley get them paid off.

Member Payment Dependent Notes Series 383960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383960	$18,000	$18,000	14.42%	1.00%	March 25, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383960. Member loan 383960 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	JDK Business Automation	Debt-to-income ratio:	7.89%
Length of employment:	3 years 2 months	Location:	Sugar Land, TX

Home town:
Current & past employers:	JDK Business Automation
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Wedding Expenses

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,505.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 384020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384020	$12,000	$12,000	12.53%	1.00%	March 25, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384020. Member loan 384020 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Reading School District	Debt-to-income ratio:	13.75%
Length of employment:	n/a	Location:	Reading, PA

Home town:	Hamburg
Current & past employers:	Reading School District
Education:	Kutztown University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan of $12,000 for the expenses involved in planning my wedding.

A credit bureau reported the following information about this borrower member on March 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,123.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you been in your current job? What is your position there? Will you continue working there after the wedding?	I have been at my current job for two years? I am a Math teacher at my school for sixth graders. Yes, I plan on remaining at my current job after the wedding. The reason I did not fill in anything about the tenure was because I am not tenured yet, I need to be teaching for a minimum of 4 years to attain tenure status in Pa.
Will you be having your income verified?	I am not exactly sure what is meant by your question. If I understand correctly, you are asking for me to prove my employment status and my salary. If that is the case, I am absolutely willing to do this. I just need to know how. Could someone tell me how it verify my income?
I actually don't know either. You, as borrower, have to figure out by contacting Lending Club and asking how to verify your income. Lenders don't need and are not provided with this info. Until your profile has the notation from lending club that your income is verified, some people (like me) won't bid.	Ok. Thank you, very much. I will contact Lending Club today and try to verify my income.
I see this is for planning your wedding... How much additional funds do you expect to need for execution and honey moon? Do you expect significant expenditures for setting up a joint household? Finally, what is the debt and income levels of your fiance? Best of luck!	As far as additional funds that are needed for the honeymoon, this is already included in the total for the request of the loan. We paid off as much as we could prior to loan request. The second part of your question asks about setting up a joint household. We already live together and have for about 3 years thus we do not see any expenditures for a joint houseold set up. Lastly, the debt of my fianc? and her income level part. She too is a teacher, so she makes slightly more than I do (however not much, about $3,000). She is currently paying off college and auto debts. Assuming I figured it out correctly (I used a DTI calculator that I found online at usnews.com) her current debt-to-income ratio is 19%. As a side note, we plan on paying a lump sum of the loan back immediately after the wedding from any monetary gifts we received.

Member Payment Dependent Notes Series 384083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384083	$8,000	$8,000	13.16%	1.00%	March 25, 2009	March 26, 2012	March 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384083. Member loan 384083 was requested on March 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	eSpindle Learning	Debt-to-income ratio:	20.07%
Length of employment:	5 years	Location:	Sebastopol, CA

Home town:	Frankfurt
Current & past employers:	eSpindle Learning, AromaLand
Education:	DePaul University, Excelsior College, Thomas Edison State College, Technische Universitaet, Freie Universitaet

This borrower member posted the following loan description, which has not been verified:

One of my cards hiked my rate despite regular payments and unchanged credit score, so I want out.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,260.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you doing to get out of debt altogether? it seems you have more than $30K in credit card debt. that's a lot!	The debt is not personal debt but was used to finance development of eSpindle Learning, an online vocabulary and spelling tutoring program. My low income is another reflection of being in business start-up mode; I invest every dollar back into advancing the business. The organization was completely bootstrapped, hence the debt on my cards, but has good traction and growth, and loan payments are made by eSpindle Learning. We pay 4-8% on my other cards, but Advanta Business hiked the rate for all their customers without further justification, so I want to refinance this debt.
More of a comment: I hope that prospective lenders will go to eSpindle.org. For those of us in the SF Bay area, this loan seems to be "the biggest no-brainer in history."	Thank you for the post, it made my day! Please also check back in at the end of this week--an entirely revamped website will go live soon, getting the concept into turbo drive.

Member Payment Dependent Notes Series 384109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384109	$12,000	$12,000	13.79%	1.00%	March 25, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384109. Member loan 384109 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,084 / month
Current employer:	KBC Pub Inc.	Debt-to-income ratio:	11.70%
Length of employment:	5 years	Location:	MORRISVILLE, PA

Home town:	Yardley
Current & past employers:	KBC Pub Inc., Triumph Brewing Company, Inverse Paradox, LLC
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate a few credit card bills at one fixed rate to pay off and close those accounts.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,386.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What rates are you paying? and what are the balances?	The rates vary, but averaged together, it's around 18%. The balances between the cards is a little less than what I am asking for, and that's simply because I have been putting money towards them as I wait for this loan to go through.

Member Payment Dependent Notes Series 384114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384114	$20,000	$20,000	13.47%	1.00%	March 26, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384114. Member loan 384114 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,333 / month
Current employer:	Infinity Designs, Inc.	Debt-to-income ratio:	7.28%
Length of employment:	6 years	Location:	Birmingham, AK

Home town:	Jemison
Current & past employers:	Infinity Designs, Inc., Union Camp
Education:	University of Montevallo

This borrower member posted the following loan description, which has not been verified:

I NEED MONEY TO PAY OFF SEVERAL SMALL LOANS AND CONSOLIDATE THEM INTO ONE LOAN.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	50
Revolving Credit Balance:	$50,381.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please give me some description of the loans that you are trying to consolidate. What they are and what you have been paying on them monthly. Thanks.	Type your answer here.Repayment for money borrowed to finish basement and medical bill. No set payments.
Please tell us what you do at Infinity Designs, Inc.	Type your answer here.We do remodels,additions and repairs on houses.

Member Payment Dependent Notes Series 384150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384150	$16,000	$16,000	16.32%	1.00%	March 27, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384150. Member loan 384150 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	M&T Bank	Debt-to-income ratio:	10.39%
Length of employment:	1 year 8 months	Location:	Pittsford, NY

Home town:	Rochester
Current & past employers:	M&T Bank, Omaha Public Schools
Education:	University of Nebraska at Kearney

This borrower member posted the following loan description, which has not been verified:

This loan would be used to purchase a used vehicle, pay off credit card debt, and some minor home repairs.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	17
Revolving Credit Balance:	$12,736.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your job at M&T bank? and can't you get a better deal through them?	I am a Web Developer/Instructional Designer. I probably could get a better deal, but I do not want a loan tied to my mortgage or on my credit report. I believe the only type of loan that M&T would offer for debt consolidation and car vehicle purchase would be a home equity loan with a 15 year pay-off.
What was your job prior to M&T Bank and how long were you there?	I was a teacher, curriculum developer for the Omaha Public Schools.

Member Payment Dependent Notes Series 384201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384201	$12,000	$12,000	13.47%	1.00%	March 25, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384201. Member loan 384201 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	13.70%
Length of employment:	2 years 1 month	Location:	PHILADELPHIA, PA

Home town:	Rochester
Current & past employers:
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I am attempting to pay off all of my credit card debt as well as part of my student loan debt. Any and all help will be tremendously appreciated.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,442.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hello-- what is your current employment... it is listed as 'n/a' thank you	I currently (and have for the past 2.5 years) work for a European company selling agricultural goods. Our business has grown a great deal over the past couple of seasons and continues to do so in spite of the current economic climate. Thanks.

Member Payment Dependent Notes Series 384227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384227	$20,000	$20,000	13.79%	1.00%	March 26, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384227. Member loan 384227 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Symantec Corp.	Debt-to-income ratio:	20.10%
Length of employment:	5 years 1 month	Location:	springfield, OR

Home town:	Rochester
Current & past employers:	Symantec Corp., Boys Scouts of America
Education:	Federal University of Pernambuco,Recife,Brazil

This borrower member posted the following loan description, which has not been verified:

I own 13000 to bank of america and 7000 to citicard mastercard in debits with these banks and would like to get a better interest rate and consolidate them.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,316.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384254	$9,000	$9,000	13.47%	1.00%	March 26, 2009	March 27, 2012	March 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384254. Member loan 384254 was requested on March 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,925 / month
Current employer:	Accel	Debt-to-income ratio:	21.91%
Length of employment:	10 years 5 months	Location:	Friendswood, TX

Home town:	Houston
Current & past employers:	Accel
Education:

This borrower member posted the following loan description, which has not been verified:

Home improvement project to gain resale value.

A credit bureau reported the following information about this borrower member on March 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$615.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Don't you think it's a bad time to spend money to gain re-sale value when home values have plummeted? How long do you have left on your mortgage? What was original amt? what is mortgage pmt?	I unfortunately had damage during Ike...still waiting on insurance.
1. Does this mean that you anticipate reimbursement from your insurance company? 2. What needs to be done to the house?	A new fence, new garage door, foundation piers.

Member Payment Dependent Notes Series 384283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384283	$11,000	$11,000	15.68%	1.00%	March 27, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384283. Member loan 384283 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	MD ANDERSON CANCER CENTER	Debt-to-income ratio:	13.94%
Length of employment:	6 months	Location:	SPRING, TX

Home town:	Spring
Current & past employers:	MD ANDERSON CANCER CENTER
Education:	UT HEALTH SCIENCE CENTER

This borrower member posted the following loan description, which has not been verified:

A/C must be replaced

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	26
Revolving Credit Balance:	$11,929.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Anderson? What was your previous job, and how long were you there?	I'm a cytogeneticist at MD Anderson Cancer Research Center, where I perform Bone Marrow and Chromosome analysis. Prior to that I was a full time student at UT Health Science Center where I received my BS in Cytogenetics. Recruited and hired into MD Anderson upon graduation.
What do you do at Anderson?	I'm a cytogeneticist at MD Anderson Cancer Research Center, where I perform Bone Marrow and Chromosome analysis. Prior to that I was a full time student at UT Health Science Center where I received my BS in Cytogenetics. Recruited and hired into MD Anderson upon graduation.
is this your home's A/C? how long have you been at your home? are you planning to stay there long?	Yes, unknown to us our central A/C is 18 years old, even though the house is only 12 years old. After the first year in our home the problems began. That's when we started to patched it up and repair it for as long as we could, but that's no longer an option. We bought the house in 2006, and plan to be there at least 10 more years if not longer.

Member Payment Dependent Notes Series 384355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384355	$12,000	$12,000	14.74%	1.00%	March 25, 2009	March 28, 2012	March 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384355. Member loan 384355 was requested on March 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Major Auto Group	Debt-to-income ratio:	4.62%
Length of employment:	17 years	Location:	BROOKLYN, NY

Home town:	governor island
Current & past employers:	Major Auto Group
Education:

This borrower member posted the following loan description, which has not been verified:

I owe to IRS and State . This loan will greatly help my situation.

A credit bureau reported the following information about this borrower member on March 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	6
Revolving Credit Balance:	$7,956.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384605	$6,000	$6,000	13.47%	1.00%	March 26, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384605. Member loan 384605 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	self	Debt-to-income ratio:	4.62%
Length of employment:	5 years	Location:	Phoenix, AZ

Home town:	Wichita
Current & past employers:	self, Amomi
Education:	Dodge City Community College

This borrower member posted the following loan description, which has not been verified:

I am trying to start a small business as a vendor at events and I am going to a very large event and need the money to get my first round of products to sell

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	47
Revolving Credit Balance:	$7,110.00	Public Records On File:	1
Revolving Line Utilization:	58.30%	Months Since Last Record:	49
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what kind of items will you be selling?	beer box hats

Member Payment Dependent Notes Series 384617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384617	$12,000	$12,000	17.26%	1.00%	March 25, 2009	March 29, 2012	March 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384617. Member loan 384617 was requested on March 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,900 / month
Current employer:	Dept. of Public Social Services and Home Depot	Debt-to-income ratio:	2.71%
Length of employment:	14 years 3 months	Location:	bellflower, CA

Home town:	Inglewood
Current & past employers:	Dept. of Public Social Services and Home Depot
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

I am currently seeking a loan to consolidate my debts and lower my monthly payment on 7- 8 accounts to 1 payment. I currently work a full -time job as a civil service employee and I also work a second part - time job at Home Depot.

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,505.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you attribute your poor credit rating to? Besides debt consolidation, are you doing anything else to improve your credit? I presume you work more than 40 hrs per week. If so, good going with the work ethic.	My score is reflective of me being careless and not fully understanding the rules and ways of credit. To correct this with the help of friends I have taken a second job which has help me pay off and down on my accounts. With assistance of lending club any amount that I receive will help me pay off my debt faster.

Member Payment Dependent Notes Series 384699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384699	$5,500	$5,500	12.53%	1.00%	March 30, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384699. Member loan 384699 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Bella Luna Restaurant	Debt-to-income ratio:	22.72%
Length of employment:	3 years 9 months	Location:	STAMFORD, CT

Home town:	Stamford
Current & past employers:	Bella Luna Restaurant
Education:	University of Connecticut, Norwalk Community College

This borrower member posted the following loan description, which has not been verified:

I'm going to be using the money to cover the costs of making a cross-country move, as well as conosolidating $4,000 of credit card debt. I always pay my bills on time, and would be a virtually zero-risk candidate for this loan. I am unable to start my new job out west until mid-April and I will be arriving in the beginning of April. So I wanted to consolidate my credit card debt and have about $1,500 of extra money since I won't have any money coming in for a couple of weeks.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,972.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where out west are you moving? Also, where will you be working?	I am moving from Connecticut to Nevada. I will be waitering at a restaurant called Rosemary's starting in the middle of April.

Member Payment Dependent Notes Series 384722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384722	$24,000	$24,000	16.32%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384722. Member loan 384722 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,666 / month
Current employer:	harris county hospital district	Debt-to-income ratio:	14.93%
Length of employment:	2 years	Location:	LA PORTE, TX

Home town:	Pasadena
Current & past employers:	harris county hospital district, triumph hospital
Education:	San Jacinto College-Central Campus

This borrower member posted the following loan description, which has not been verified:

i would like the requested loan amount to pay off debt.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,564.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 384760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384760	$15,000	$15,000	15.37%	1.00%	March 26, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384760. Member loan 384760 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Doherty and Associates	Debt-to-income ratio:	4.04%
Length of employment:	1 year 6 months	Location:	newark, DE

Home town:
Current & past employers:	Doherty and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Pay off other credit cards.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	67
Revolving Credit Balance:	$12,415.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
could you explain why some many inquiries in the last 6 months? what are the interest rates on your credit cards?	I bought a house in October 2008. I also started a business last year and the business credit is tied to me personally. I also applied to local banks for this loan at the same I was applying through lending club. Hope this helps.
Thank you for your answer. You forgot commenting on the interest rates of the credit cards you will be paying off?	Yes, a few of my credit card providers were purchased by other card providers and they have raised the interest rate significantly to continue using the account. So, I would like to pay off the higher interest cards.

Member Payment Dependent Notes Series 384831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384831	$14,400	$14,400	13.47%	1.00%	March 26, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384831. Member loan 384831 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Huron Consulting Group	Debt-to-income ratio:	10.35%
Length of employment:	1 year	Location:	New York, NY

Home town:	Hampton Bays
Current & past employers:	Huron Consulting Group, Bear Stearns Cos., JPMorgan Chase & Co.
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

Started to built a house in Costa Rica, the materials are not expensive, so I used my credit to pay for everything, however the rates are high and it started to affect my credit score. Now I want to get a better rate so I can pay less interest on it and not have a burden on my credit. I have a steady job and just got a raised so I'm confident I will make every payment. I've never been late on my payments but the amount of debt on my credit cards has decrease my credit score too much (went from an A/B down to a C). I want to get the debt off my credit cards and have it on a loan with a better interest rate so I can pay it off.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,499.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why a house in Costa Rica? Family, Vacation, Retirement?	I was born and grew up there. I moved to NY while in elementary school but most of my family still lives there. I go visit the country atleast 1 a year. The house is a vacation home for now but I'm hoping it will become an investment for the future, the property is located by the beach so the value of the home keeps increasing.
What is the current interest rate on your credit debt(s)?	Its an a 19% interest

Member Payment Dependent Notes Series 384946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384946	$6,000	$6,000	12.84%	1.00%	March 25, 2009	March 30, 2012	March 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384946. Member loan 384946 was requested on March 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Bee Creek Communications, Inc	Debt-to-income ratio:	15.29%
Length of employment:	2 years 3 months	Location:	Boerne, TX

Home town:	Philadelphia
Current & past employers:	Bee Creek Communications, Inc, American Airlines
Education:	Oklahoma University

This borrower member posted the following loan description, which has not been verified:

To pay for unpaid taxes.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	15
Revolving Credit Balance:	$5,826.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do professionally?	IT Manager

Member Payment Dependent Notes Series 384947

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384947	$15,000	$15,000	15.05%	1.00%	March 27, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384947. Member loan 384947 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Osteria	Debt-to-income ratio:	15.43%
Length of employment:	1 year	Location:	Philadelphia, PA

Home town:	Bridgeton
Current & past employers:	Osteria
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

loan to get rid of credit card debt

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	48
Revolving Credit Balance:	$21,980.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate $22K in credit card debt? and what are you doing to control your expenses and getting in credit card debt again?	It's a rather personal question, but I'll answer. Both my parents passed away and I had a younger sibilig to care for and I was putting myself through college. As far as controling my spending, I've completed school so I am now able to work full time.
Thanks for answering the question as honest and openly as you could. Sorry to hear about your losses. Good luck with everything.	Thanks. We're only given what we can survive. I just try to do my best to get through the day just like everyone else.

Member Payment Dependent Notes Series 384952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
384952	$10,000	$10,000	14.11%	1.00%	March 26, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 384952. Member loan 384952 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Hewlett Packard	Debt-to-income ratio:	6.86%
Length of employment:	7 years 3 months	Location:	HONOLULU, HI

Home town:	Honolulu
Current & past employers:	Hewlett Packard, Electronic Data Systems
Education:	University of Hawaii at Hilo

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my high interest credit cards.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	73
Revolving Credit Balance:	$9,583.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why did you incur the debt? and what are you doing to stay off of it while you pay it off through LC?	Most of the debt was from taking classes for advanced training/certification for my field of work. It was basically a long term investment in myself that allowed me to get a higher paying and more rewarding job. Hopefully this answers your question, if not let me know. Thanks for your consideration.

Member Payment Dependent Notes Series 385010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385010	$1,400	$1,400	15.37%	1.00%	March 27, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385010. Member loan 385010 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Jet West Music Group Ltd	Debt-to-income ratio:	5.07%
Length of employment:	1 year	Location:	Las Vegas, NV

Home town:	Portland
Current & past employers:	Jet West Music Group Ltd, United States Army
Education:	University of Nevada-Las Vegas, University of Maryland-University College, Linn-Benton Community College

This borrower member posted the following loan description, which has not been verified:

I am a well decorated, disabled Army veteran and former Soldier of the Year. Over the past year, with the assistance of the VA Vocational Rehabilitation program, I have invested over $100,000 in Operation: ROCK the HOUSE which is outlined below. I did something similar while I was in the service in Germany. Op: ROCK the HOUSE has a pretty tight timeline that doesn?t allow for intermittent delays (troops are returning everyday) like I have encountered in applying for a Patriot Express Loan. I am asking for $1,400 that will be used as working capital and operational expenses to continue the project until either my Patriot Express Loan or one of the other repayment scenarios comes through. By investing so much, I ran up my credit cards to the point that my RLU has taken a toll on my standard 720 credit score. Thus, a portion of this loan will be used to pay down the credit cards and improve my RLU. Once I receive the Patriot Express Loan this loan will then be repaid in full. The next several repayment scenarios involve the VA. One, the VA VocRehab program reimburses me for the majority of my investment and this loan is paid off; two, the VA gets around to processing a VA disability claim I have in the neighborhood of $30,000 and this loan is paid off; or, three, and coincidentally the day my wife looks forward to the most, the VA finally processes another claim I have that amounts to roughly $75,000 in back-benefits and this loan is paid off. Lastly, a large department store chain has asked to receive samples of our product line. A portion of this loan will go toward having the samples manufactured. The revenues from sells of the products will allow the loan to be serviced if not repaid entirely. Of all the scenarios, this one is my favorite. Thank you for your interest and hopefully your support. Regardless, we look forward to seeing you during Op: ROCK the HOUSE. Operation: ROCK the HOUSE is a ?Homecoming Celebration? for service members by a service member. It lasts all summer long and is performed in three major acts. Act 1: May 5, 2009?Drop date. The release of a unique compilation CD, that has notable artists performing songs written by disabled Army veteran, Jet West. OBJECTIVE: A theme song and ?celebration soundtrack? to provide a means of national identity, espirit de corps, and party music for a nation-wide celebration in honor of returning American troops. Act 2: May 23-25, Memorial Day Weekend?Short Shots Leg 2, Short Shots, occurs as people across America shoot short video clips for the homecoming music video. OBJECTIVE: Embody the spirit of rebirth in the nation as it brings about new hope with new promise for all generations and celebrate the American military members who keep it possible. Act 3: September 4-7, Labor Day Weekend?Trooptastic Finale Three days of concerts held simultaneously in three cities with performers rotating between cities. Active military and veterans admitted free with government-issued picture ID?available free through the VA. Ticket prices set in inverse proportion to corporate sponsorship. Seeded with sales of the CD. OBJECTIVE: A national event to honor and celebrate the work of the military men and women who keep us free. Operation: ROCK the HOUSE is the brain child of disabled Army veteran and former Soldier of the Year, Jet West. Jet West Music Group Ltd is getting its start through the VA VocRehab program with financing made possible by LendingClub.com, the SBA Patriot Express Loan Initiative for veterans and, of course, the thousands of contributors to Operation: ROCK the HOUSE. Jet West Music Group intends to use proceeds from these events to expand the entertainment options of service members stationed around the world far into the future starting with shows for the service members who missed Operation: ROCK the HOUSE.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385081	$15,250	$15,250	15.05%	1.00%	March 25, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385081. Member loan 385081 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,792 / month
Current employer:	Kroger Co.	Debt-to-income ratio:	11.76%
Length of employment:	6 years 3 months	Location:	blacklick, OH

Home town:	somers point
Current & past employers:	Kroger Co.
Education:	Franklin University

This borrower member posted the following loan description, which has not been verified:

I have been trying to get a personal loan for the longest time to try and consolidate my debt. I have not been able to do so. I would like to get rid of my high interest credit cards and make them into one payment. I have about 16500 in debt.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,244.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your debts and interest rates? What do you do for Kroger?	My debts are as follows: Chase Credit Card- 4800 at 19.99% American Express Credit Card - 3300 at 17.99% Capital One Personal Loan- 6500 at 24.99% I run the dairy dept. at store level. The job is secure as I work for a union and grocery stores have not been effected by the worsening economy. I hope this helps.
Thanks for providing the details of your debt dollar amounts. I see your credit history begins in 3/2005, only 4 years ago. $16,500 seems like a lot of debt to acquire in only 4 years. What is the nature of these debts and have you taken steps to eliminate the need for further debt in the future? I'm glad you have a secure job. I agree, the grocery business seems to be doing OK through this recession. Everyone still has to eat.	Most of my credit card debt was put on after I bought my house, new furniture etc.. My personal loan helped pay for me and my spouse's wedding. Now I realize that I have terrible rates and its hard to keep track of all different kinds of bills. Just want to make it into one. This is a big step into getting rid of my debt in three years. Hope this helps.

Member Payment Dependent Notes Series 385099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385099	$8,700	$8,700	13.47%	1.00%	March 25, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385099. Member loan 385099 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,853 / month
Current employer:	USAF	Debt-to-income ratio:	20.43%
Length of employment:	22 years 9 months	Location:	CHEYENNE, WY

Home town:	Hardin
Current & past employers:	USAF
Education:	Community College of the Air Force (CCAF), American Military University

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay off a credit line from GE Money. I purchased windows for my home and thought I was getting a 12 month no interest loan and then pay off the balance with monthly payments with interest. Basically, first year no interest. It turns out that I needed to pay off the entire $12,610 balance within 12 months or I would have over $3000+ in interest added to the balance. The interest accrued over the first year of no interest. I would then have to make monthly payments on almost $16,0000. I tried to get the terms adjusted but the company and GE Money placed the responsibility on the other with neither one helping me. I filed a complaint with the Better Business Bureau concerning their sales tactics but the company did nothing to assist with the loan terms. It turns out they had several complaints regarding their sales. If someone wants the name of this construction company in Denver, Colorado I will be more than happy to pass on the expierence I had with them, to include photos of the windows they installed.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,450.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. If you owe 16,000, why did you request a loan of 8,700? 2a. The Rev Line Utilization is at 92.6%. What other credit balances do you have? b. What are you paying on them per month? c. Do you pay more than minimum?	If I let the 12 months expire in September it would have been $16,000 if I hadn't made any payments and let the interest over the past year be applied to the balance. The way it stands, if I make no more payments they will attach another $3000 to the $8700 I currently owe in September. I have paid off $3900 of the balance so far but probably won't be able pay off the rest before the interest kicks in. I currently have four other debts not including this one. A mortgage ($1200), car ($285), pickup ($565), and a credit card. I owe $18,000 on the credit card and pay $500 per month. I'm not sure what the minimum payment on the credit card would be per month. Since I pay more than required the bank keeps telling me there is no minimum due each month.
FYI and others: Even such well known names as "Best Buy" and "Rooms to Go" have employed the same shady tactic to trap consumers by enticing them with a 0% interest rate for first (or more) years, but ONLY provided you pay off the entire amount within that period of time. Even if you are 1 penny short , they will tack on a year's worth of accrued interest at the end of the term at an exorbitant rate. I was almost caught by this as well, and I thought I had read all the fine print details... but it wasn't until I noticed on my statement an amount called "accrued deferred interest" that I caught it.. glad you did as well before it was too late	Me too. I've always tried to be wary of such tactics but was definitely caught off guard this time. Lesson learned for me. Thank you.
Retired Navy here (7 active 13 reserve). Out of respect for your years of service and expected honor in your disclosures, I shall invest in your loan. I kind of figured there had to be some kind of catch with 0% gimmick. I'm glad you both have figured it out in time! Thanks!	Thank you and thanks for serving. My stepson is in the Navy, assigned to the USS Carl Vinson at Newport News.

Member Payment Dependent Notes Series 385119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385119	$11,750	$11,750	13.47%	1.00%	March 27, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385119. Member loan 385119 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	Urban Health Plan	Debt-to-income ratio:	16.40%
Length of employment:	3 years 9 months	Location:	New York, NY

Home town:
Current & past employers:	Urban Health Plan, Financial times
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

I just want to thank you, for taking the time to review my loan. I have never been late with a payment, as you can see from my credit report. This loan would be use, to consolidate 2 credit cards that I have into one payment. Again, thank you for taking the time in reviewing my loan.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,993.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385259	$3,000	$3,000	8.00%	1.00%	March 26, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385259. Member loan 385259 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,625 / month
Current employer:	Ann Taylor Retail Inc.	Debt-to-income ratio:	5.49%
Length of employment:	1 year 6 months	Location:	ORLANDO, FL

Home town:	Ft. Walton Beach
Current & past employers:	Ann Taylor Retail Inc.
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

My fiance' just got a great job in San Diego and will be relocating there for a couple of months to work. In order for he and I to both work out our fairly successful careers we need the 3000 to cover the moving him from Florida to California and visitation for myself in between.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,786.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 385287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385287	$8,000	$8,000	9.63%	1.00%	March 25, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385287. Member loan 385287 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	max-m-co	Debt-to-income ratio:	9.03%
Length of employment:	9 years 1 month	Location:	Austin, TX

Home town:	anenii noi
Current & past employers:	max-m-co
Education:	college of chisinau

This borrower member posted the following loan description, which has not been verified:

I need a wedding money!

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,894.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 385291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385291	$6,500	$6,500	8.00%	1.00%	March 25, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385291. Member loan 385291 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Inland Imaging, LLC	Debt-to-income ratio:	6.59%
Length of employment:	4 months	Location:	Seattle, WA

Home town:	Beaumont
Current & past employers:	Inland Imaging, LLC, Siemens Healthcare
Education:	Strayer Universith at North Carolina, Weber State University

This borrower member posted the following loan description, which has not been verified:

I've recently relocated back to the US after many years in Singapore. I have some debts owing to Standard Chartered bank in Singapore at a high interest rate that I would like to pay off.

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$713.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385349	$15,000	$15,000	17.90%	1.00%	March 26, 2009	March 31, 2012	March 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385349. Member loan 385349 was requested on March 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Consulting Firm	Debt-to-income ratio:	0.80%
Length of employment:	1 year	Location:	pittsburgh, PA

Home town:	mumbai
Current & past employers:	Consulting Firm
Education:	Carnegie Mellon University

This borrower member posted the following loan description, which has not been verified:

So I am from India. I went to a top school for my Masters degree (Carnegie Mellon). Ofcourse, CMU wasn't cheap and to fund my education I took an education loan from India totaling about $70,000. I graduated about 12 months back and secured a top job at a substantial salary. Other than my education loan, I have zero debt (currently utilizing a zero percent balance transfer offer on one credit card -- close to zero debt on my three other cards). My first year income was about $95,000. Due to my low debt obligations, I went all out to repay my education loan, paying in as much as $55,000 dollars in one year (I have bank statements to show the money returned). However, as most of my payments were in the beginning of last year (when the dollar was much weaker), the conversion rate was against me and I didnt return as many rupees as I borrowed. I have about $15,000 left on my loan and am far ahead of my required payments. However, there are two big reasons I want to close out my loan immediately: 1) Education loans in India are very expensive and I am currently paying about 15% in interest. 2) Due to recent run up of the dollar, the exchange rate with the rupee is at its highest (nearly 25% higher when compared to one year ago). Not sure how long this might last. To capitalize on this, I am looking to borrow money to close out my loan in India immediately and handle everything here in America. This reduces my forex exposure and offers lower interest rates. Hence, I am motivated to move this debt to America and pay in the currency I earn in. I am sincere, hard working, have a great job, and excited about future possibilities post clearing this loan in India! Thanks for reading my note!

A credit bureau reported the following information about this borrower member on March 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,118.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you paid off 55k last year do you intend to do the same and pay this off very quickly or are you planning to keep this loan for a few years to build credit?	Great question. Since I have only a years worth of credit history in the US I figured I'd keep this going. Interest rates will be roughly the same both cases. But I stand to make a lot because of favorable forex rates that I think won't last for long.
I appreciate your logic, and I would like to help with this loan. First though, I was wondering if you could give a more concrete description of your current employer? What type of consulting you're business does, how long the company has been in the business, and some information about your employment contract. Thanks and good luck with the loan process.	Well it's a management consulting firm based in Boston and we mainly work with large corporations across industries. In terms of my emplyment contract, I have a full time permanent position. Not sure if that helps
do you have emergency savings if you were to loose your job?	Wow I am really impressed with the caliber is questions asked. Right now, despite being confident of my job/situation I have a super emergency fund of about 2000 usd in a money market. I intend to never touch this and considering my low cost living basis, it should last me for 3 months. Through this loan, I intend to reduce my overall loan payments and build on my emergency fund.

Member Payment Dependent Notes Series 385425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385425	$8,000	$8,000	15.68%	1.00%	March 26, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385425. Member loan 385425 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	BBH & Co.	Debt-to-income ratio:	12.08%
Length of employment:	1 year 1 month	Location:	Staten Island, NY

Home town:
Current & past employers:	BBH & Co., TD Securities
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan for part of a down payment on an investment property.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,187.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 385442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385442	$6,850	$6,850	13.47%	1.00%	March 26, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385442. Member loan 385442 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	TranTech	Debt-to-income ratio:	11.62%
Length of employment:	2 years 6 months	Location:	Herndon, VA

Home town:
Current & past employers:	TranTech, Comtech Mobile Datacom
Education:

This borrower member posted the following loan description, which has not been verified:

A small loan needed for home window repairs and improvements. Things that need to be fixed as soon as possible on the home.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	31
Revolving Credit Balance:	$10,867.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You already have $11K in credit card and other revolving debt. Are you able to cover both this loan and your other debts?	A few are just retail cards such as Best Buy, Home Depot and will be paid in full by the second week of April. I was taking advantage of the 1 year without interest from those retail stores. Our mortgage is paid by both me and my wife who also works. I have no problems at all meeting my financial obligations. I appreciate the question.

Member Payment Dependent Notes Series 385517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385517	$15,000	$15,000	17.90%	1.00%	March 31, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385517. Member loan 385517 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	brinks	Debt-to-income ratio:	17.17%
Length of employment:	13 years 8 months	Location:	queens, NY

Home town:	Brooklyn
Current & past employers:	brinks
Education:

This borrower member posted the following loan description, which has not been verified:

PAYOFF TWO PERSONAL LOANS ($11K)FROM CITIBANK. MY AUTOMOBILE NEEDS SERVICE,CHECK ENGINE LIGHT ON DASBOARD IS DISPLAY. SEARCHING FOR SECONDARY JOB TO FOR EXTRA INCOME.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	59
Revolving Credit Balance:	$608.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates on the Citibank loans?	Type your answer here.the interest rates are : 18%
After you pay Citi $11,000, and assuming your car needs $2,000 of repairs, that comes to $13,000. You are asking for $24,000. What will you do with the extra $11,000?	Type your answer here.reserve the extra funds for an emergency. thank you for your asistants.
does your car need 13k worth of work?(24k loan - 11k citi)	Type your answer here.No. I will reserve the available funds in a saving acct. thank you for your inquiry.

Member Payment Dependent Notes Series 385520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385520	$9,250	$9,250	13.79%	1.00%	March 27, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385520. Member loan 385520 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,125 / month
Current employer:	Arizona State Credit Union	Debt-to-income ratio:	15.85%
Length of employment:	3 years 3 months	Location:	FLAGSTAFF, AZ

Home town:	Glendale
Current & past employers:	Arizona State Credit Union
Education:	Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

I have just graduated with my business degree and purchased my first home. Now i am looking to pay off all debt. This seemed like a great way to consolidate and pay it off at a better rate.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,012.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why did you not try the CU where you work? I would think you could get a better deal there, no?	Hi there, thank you for your questions. On an unsecured line of credit, my interest rate was actually one point higher with the CU. While one point isn't awful, I did shop around for the best rate. I found I could do better in two places, one was a personal loan with Capitalone and the other was with Lending Club. After reading up on Lending Club I really liked the concept, and decided I wanted to give it a try. I hope after paying off the debt I accrued in College, and continuing to advance in my career that once this loan is paid off I will be in a financial position to become a lender with Lending Club. As I am very familiar with the Credit Union philosophy I like the Idea of people to people lending, and think Lending Club is really doing something great.
Also, what's your job at Arizona State Credit Union and how safe is your job?	Hi There again, I am currently in Branch Management. I am very fortunate to work for such an amazing organization. I started with them as a teller back in college and have never left. (Nor will I ever leave! I hope to have a long and happy career here.) They have helped put my through school, and as you can see as I have completed my education they have continued to advance me. As for your question about the security of my job, I feel very confident is saying that it is very secure. While as any financial institution is right now, we are experiencing some loss due to defaults on loans and such, but we are in a much better position then most. We have experienced no lay-offs and have an amazing executive team that is ensuring that we come out of this safe and strong.
Thanks for the honest answers. I'm happy to chip in and contribute to your loan. Good luck with everything	Thank you! I really appreciate everyone who is helping. I think it really is a great program, not only does it help people with better loan rates, but it gives an investment opportunity with a rate of return that doesn't exist in very many places right now. I am happy to answer any questions.

Member Payment Dependent Notes Series 385577

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385577	$8,000	$8,000	13.79%	1.00%	March 25, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385577. Member loan 385577 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Butte College	Debt-to-income ratio:	12.78%
Length of employment:	5 years	Location:	CHICO, CA

Home town:	San Antonio
Current & past employers:	Butte College
Education:	University of San Francisco (USF), California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay down two credit cards at a more reasonable interest rate. I have a tenured position at work and am a reliable borrower.

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	42
Revolving Credit Balance:	$9,287.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain the delinquency from 42 months ago? Thanks	Sure. I was going through a divorce. My ex had left me with the bills, and without her income I had to restructure. Since then, I've made great progress with what was two people's debt with one income.

Member Payment Dependent Notes Series 385609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385609	$5,000	$5,000	14.11%	1.00%	March 26, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385609. Member loan 385609 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,894 / month
Current employer:	US Army	Debt-to-income ratio:	22.76%
Length of employment:	3 years 8 months	Location:	Dallas, TX

Home town:	Dallas
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting a $5,000 loan for debt consolidation. I need the loan to pay off past debts from various lenders

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$362.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you own your home. What are expenses associated with that? You show a revolving credit of $362. What are the other debts for the $5,000 requested? You state you are in te Army 3 yrs 8 mo. Are you getting out in 4 or are you extending?	The other debts are from american general, verizon, express, and helzber diamonds credit card. I also owe several individuals certain amounts. I dont pay for any expenses on the house. I am living with family. I will be extending from the militay
Will you be getting out of the Army anytime soon- if so do you have a job lined up? What are your marketable skills?	I plan on extending because the economy is not really stable right now

Member Payment Dependent Notes Series 385619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385619	$16,000	$16,000	12.21%	1.00%	March 26, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385619. Member loan 385619 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Ceradyne Thermo	Debt-to-income ratio:	10.74%
Length of employment:	5 years 1 month	Location:	Alpharetta, GA

Home town:	Springfield
Current & past employers:	Ceradyne Thermo
Education:

This borrower member posted the following loan description, which has not been verified:

Hi all, First of all I love this site. I hope to be an investor once my loan is payed off. Gotta love that passive income. Well my situation right now is that I've recently had a wedding, which added to some credit card debt that I already had obtained through furnishing a home I purchased a little over two years ago. My credit is still great despite my high level of revolving debt-which is spread out across 4 cards right now, and I'm merely trying to consolidate into one loan for ease of payment and lower rate. I've been employed with my current company for over five years now, and we have government contracts that are currently going to last well into 2014. We are in fact, expanding to triple our current production level within the next two years...and will be hiring while others are firing. In other words, slim to none chance of layoff or job loss for the next five years. My income is good and looks to be getting better. I just got a 4% raise which is excellent in the current economic climate, needless to say. In fact, I'm able to stuff 15% of my pay into a 401k even with my high debt payment. Can't stand to miss out on that employer match. Well I won't bore you guys any longer, I really do appreciate anyone willing to help me out. I'll be joining your ranks in three years :)

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,622.00	Public Records On File:	0
Revolving Line Utilization:	47.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of work do you do for Ceradyne? Also, could you please verify your income with Lending Club?	Hi seattlelender, I am a technician in the Atlanta facility. We work on defense related products. I'm trying to figure out how to verify my income with LC, not sure who to contact about doing that, but check back in a few days and I should have that taken care of. Still waiting to verify my checking account with them, also, but that should be any day now. Thank you for your questions, if there's anything else you require please let me know!

Member Payment Dependent Notes Series 385661

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385661	$11,100	$11,100	9.63%	1.00%	March 26, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385661. Member loan 385661 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	new england lining supply	Debt-to-income ratio:	17.71%
Length of employment:	1 year 5 months	Location:	Pawtucket, RI

Home town:
Current & past employers:	new england lining supply
Education:

This borrower member posted the following loan description, which has not been verified:

business loan

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,872.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe what kind of business you are in and why you need this loan?	its for my start up business in real estate investing
Your income of $2K seems to be on the low side and hard to justify a $350+ monthly payment. Do you have other income you plan on using? what are your typical monthly expenses?	this is use to buy an investment property the income from the property will cover it

Member Payment Dependent Notes Series 385670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385670	$9,250	$9,250	12.53%	1.00%	March 27, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385670. Member loan 385670 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	Flagstaff Unified School District	Debt-to-income ratio:	0.92%
Length of employment:	2 months	Location:	Flagstaff, AZ

Home town:	Petoskey
Current & past employers:	Flagstaff Unified School District, Department of the Interior (DOI), ROW Adventures
Education:	Northern Michigan University, Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

My husband and I have just purchased a whitewater rafting company in Colorado that has been in business for the past 30 years. We will be operating under the name "Dream West Expeditions" We are looking for extra money to help us purchase the final items on our list to run high-quality, affordable family adventures. Some of these items include a gear trailer, new rain gear, children's life jackets and a new website (the old one is a little dated). My husband and I have worked in the outdoor adventure/tourism industry for many years in many different capacities. We have over 30 years combined experience managing, guiding, and educating folks in the outdoors. Please help us fulfill our dream of finally working together in providing our guests with the outdoor experiences they deserve to enjoy a relaxing, enriching, fun adventure with a caring, family-run business. Please call if you have any questions or would like to come see a beautiful part of Southwest Colorado! Thank you in advance for your consideration. We will not disappoint you! Amanda & Liam O'Neill (307)250-7389

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	31
Revolving Credit Balance:	$3,498.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what rivers are you planning to operate on? What kind of shape is your current inventory in? ie. buses vans, rafts, PFDs, wet/dry suits?	We will have permits on the San Miguel, Gunnison, Dolores, and the Colorado River (Ruby & Horsetheif Canyons) but also can run trips on the Animas. Our van is in decent shape, it's an oldie but goodie :). Most of our wetsuits will be new, since these are purchases we need to make at the begining of this season. Same goes for our paddles and splash gear. Our boats are older but they have been taken care of. Boats are something that we will be replacing as time goes on. A couple other items we need to purchase before starting the season are a trailer and tow package, and our licenses to operate. Hope this answers the question! Amanda

Member Payment Dependent Notes Series 385685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385685	$18,000	$18,000	16.00%	1.00%	March 27, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385685. Member loan 385685 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	city of brigeport	Debt-to-income ratio:	8.66%
Length of employment:	15 years 5 months	Location:	bridgeport, CT

Home town:	Bridgeport
Current & past employers:	city of brigeport, sacred heart university
Education:	Sacred Heart University, Housatonic Community College

This borrower member posted the following loan description, which has not been verified:

i'm attempting to barrow the money for a dream vacation and to help my sister who just recently lost her job .

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,584.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Seems a lot for traveling... where are you planning to go. How much of it is for the travel expenses, and how much for your sister?	10 thousand to help my sister , and 8 thousand towards 3 summer vacations 1st --Washington D.C (POLICE OFFICERS MEMORIAL WEEK ) 2ND--Virginia BEACH (POLICE OFFICERS SOFTBALL TOURNAMENT) AND 3RD --PUERTO RICO (FAMILY GET TOGETHER)

Member Payment Dependent Notes Series 385688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385688	$10,000	$10,000	13.79%	1.00%	March 30, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385688. Member loan 385688 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Consulate General of the Dominican Republic	Debt-to-income ratio:	21.66%
Length of employment:	8 years 3 months	Location:	MIAMI, FL

Home town:	Santo Domingo
Current & past employers:	Consulate General of the Dominican Republic
Education:	Universidad Catolica de Santo Domingo

This borrower member posted the following loan description, which has not been verified:

I really would like to get this loan to pay off my credit cards, becuase I make monthly payments and I feel like the principal comes down to slow because of the interes. I would like to have only one loan with only one payment in the one I will pay principal and interest knowing that one day will be the last payment and having my credit cards clean.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	33
Revolving Credit Balance:	$11,998.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you work for the consulate, when are you going back to the DR? and who will be responsible for the loan if you have to go back before the 3 yr term of the loan?	Thank for being interested in my loan. Few people that work for the Consulate (any Consulate of any country) are sent from Dominican Republic Goverment (or any Goverment) and can stay in this country for a specific period of time with an American Visa (A1-A2 Visa) that allows to stay for that period and work for the Consulate only. That's the way I started working in the Consulate. After 5 years I became a Legal Permanent Resident of the United States (Green Card Holder). I became a "local person" working for the Consulate, wich is like a regular worker of any other company in the US. Also, I'm the owner of a Company in Florida (MS BROS AMERICA CORP) that represents an european (Spanish) multivitamin product for the American Continent, recently including the US (starting in that market). Our products are available in regular pharmacys like Walgreens, CVS, etc..in south Florida. Our company web site is www.msbross.com. So, I'm really not planing to go back to live in DR. My husband is an American Citizen (born in US) and my kids were born in this Country too. If one day I resign my job in the Consulate, in the one I've worked for diferents periods and diferents Presidents) is to be full time in my own business. If you have any other question, please do not hesitate in contact me again. Thanks again.

Member Payment Dependent Notes Series 385691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385691	$3,500	$3,500	16.00%	1.00%	March 25, 2009	April 1, 2012	April 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385691. Member loan 385691 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Goodwill Industries of Orange County	Debt-to-income ratio:	23.45%
Length of employment:	1 year 10 months	Location:	Garden Grove, CA

Home town:	Long Beach
Current & past employers:	Goodwill Industries of Orange County, Gwinnett County Public Schools, 20th Century Fox Studios
Education:	Long Beach City College, Rio Hondo College

This borrower member posted the following loan description, which has not been verified:

I have to have surgery in early April and I need a small loan to help with my expenses. I have medical insurance but it doesnt cover everything like my co pay..ect

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,369.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current position at good will? Do you currently own a car? Do you have any dependents? How much is your rent/mortgage per month? How much do your spend on utilities?	My current position is : Employment Training Specialist I am making payments on my car No dependents I pay $200 a month (I live with my parents) I don't pay the utilities my Parents do
what expenses do you have and how much, is it just card, insurance and CC? since you have low expenses do you plan to pay this loan off at an accelerated pace	Yes, I hope to pay this loan off earlier then 36 months. (18-24 months is my goal) My expenses are: 2 credits cards (store card & a regular c.c) My car payment Car ins Cell phone I have a storage unit I pay for each month as well

Member Payment Dependent Notes Series 385786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385786	$11,000	$11,000	15.05%	1.00%	March 31, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385786. Member loan 385786 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Ikon Global Markets	Debt-to-income ratio:	7.78%
Length of employment:	9 months	Location:	Scotch Plains, NJ

Home town:	Scotch Plains
Current & past employers:	Ikon Global Markets, Parker Wholesale Florist
Education:	Kean University, Union County College, Northeastern University

This borrower member posted the following loan description, which has not been verified:

the loan request made is to consolidate my debt

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	48
Revolving Credit Balance:	$9,778.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385796	$16,800	$16,800	7.37%	1.00%	March 30, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385796. Member loan 385796 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Advantage Data Inc.	Debt-to-income ratio:	1.15%
Length of employment:	9 months	Location:	LOWELL, MA

Home town:	Salem
Current & past employers:	Advantage Data Inc., SmartEDU, Inc.
Education:	Tufts University, University of Massachusetts-Lowell

This borrower member posted the following loan description, which has not been verified:

I just found a super-clean, low-mileage (27k miles) RX-7 locally that I'd like to purchase. Unfortunately, the car is being sold by a private seller and I currently do not have enough cash to fund the purchase on my own. I'm having trouble getting loans from banks mainly because they don't like the idea of holding a 20-year-old car as collateral. Ideally, I would have liked to trade in my current car (2003 G35) with an additional 30% down, resulting in a much smaller loan amount (under $8,000). This is not the case, however, so I am planning to sell my current car (2003 Infiniti G35) within a few weeks in order to pay back a chunk of this loan. Thanks!

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$800.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us what you do at Advantage Data Inc.	Sure! I'm a Senior Web Developer and my main job is to maintain and develop upon the seven existing asset class products that we offer. I often work with in-house mathematicians to program information systems, tools, calculators, analytics, etc. I'm an expert at ColdFusion, I write automation and scraping scripts in Perl, and develop web 2.0 apps combining Flex and Flash with ColdFusion as the service layer. Lately, I find that 1/4 of my time is spent on Marketing, ads and graphics design!!! The big boss has grown fond of my artwork and has given me creative control over whatever I make. In fact I am the one who redesigned the current advantagedata.com website. I love this kind of work and it's great to be able to jump between art and programming from time to time. I'm not sure if I've said enough, or too much, but if you want you can visit my online resume at http://minhvo.net/ ... it's outdated (2008), but you can see some of my old work I did at SmartEDU, Inc. Thank you.
I'm not sure if Lending Club allows you to pay off only a portion of a loan. What's your plan with the money from selling the G if that's the case. Please verify your income to Lending Club.	Hi BeachRealEstate, Actually I think you are allowed~ It's in the FAQ: https://www.lendingclub.com/info/faq.action#b8 although it's my understanding that the interest is already incorporated into the final amount. The benefit of paying off a chunk of my loan is that my debt on file with the bureaus will be less... which may be helpful if I purchase a home in the near future. Thank you for asking, -Minh
Lending club allows prepayment without penalty. Lenders will not receive the full interest they would have if the cashflows were steady over the term of the loan but at least the money is available for reinvestment.	ajlpetley, I think I understand the policy now. Thank you for clarifying that.

Member Payment Dependent Notes Series 385809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385809	$20,500	$20,500	13.16%	1.00%	March 26, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385809. Member loan 385809 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Bluepoint Surgical Group	Debt-to-income ratio:	20.06%
Length of employment:	2 years 2 months	Location:	ALEXANDRIA, VA

Home town:	Ripley
Current & past employers:	Bluepoint Surgical Group
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

Wanting to consolidate credit card debts, federal and state taxes owed for 2008 and other bills. I am not currently having problems making my payments, I want to begin to actually pay down the debt and start saving money.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,450.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385849	$12,000	$12,000	12.53%	1.00%	March 26, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385849. Member loan 385849 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	ECI	Debt-to-income ratio:	11.15%
Length of employment:	6 years	Location:	Irvine, CA

Home town:	Toronto
Current & past employers:	ECI
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

Attempting to consolidate and close out 2 higher interest credit cards.

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,755.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at ECI? What are the min. payments, balance and interest rates of the cards you are paying off? What other debt do you currently hold?	Thank you for the inquiry. I am an IT consultant with my current company. Interest rates of other cards are 19 and 23% respectively. Other debt includes a car loan and a lower interest credit card. Hope this helps.

Member Payment Dependent Notes Series 385860

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385860	$10,000	$10,000	11.89%	1.00%	March 26, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385860. Member loan 385860 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Properties Plus LLC	Debt-to-income ratio:	21.95%
Length of employment:	1 year 7 months	Location:	Boulder, CO

Home town:	Ottawa
Current & past employers:	Properties Plus LLC
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am interested in a loan to consolidate my credit card debt and to pay an unexpected 2008 tax bill. I have excellent credit (750 range) and this consolidation will actually lower my monthly payments.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$5,811.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385903	$24,000	$24,000	12.21%	1.00%	March 31, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385903. Member loan 385903 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Hagemeister Inc. Law Office	Debt-to-income ratio:	17.97%
Length of employment:	14 years	Location:	ALISO VIEJO, CA

Home town:	Placentia
Current & past employers:	Hagemeister Inc. Law Office, Tenet Healthcare Corp., Jones Day
Education:	Fullerton College, California State University-Fullerton (CSUF), University of San Diego

This borrower member posted the following loan description, which has not been verified:

I am a 40 year old business transaction attorney and commercial broker. Although most work is done via telephone and e-mail theses days, on occasion, I need to meet with clients and/or drive clients in my vehicle. My wife drives our three daughters around in a 2003 minivan and we also own a 2003 truck, but neither car is really appropriate in most professional settings. I will use the proceeds of the loan to purchase a nice used 4 door sedan, probably 3 to 5 years old to get the best bargain. There are many very nice vehicles in the $18,000 to $20,000 range (before tax and license and initial mechanic work). Purchasing from a private party will provide me with much better leverage than purchasing from a dealer. I will also be investigating and purchasing an aftermarket warranty as I will likely keep the vehicle for 5+ years. This warranty may cost another $1,500 but would be worth it in the long run to avoid substantial repair costs. All in all, a lot cheaper than buying a new car.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$351,453.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With your monthly income and 14 years of job history why on earth would you want to pay 12.21% on a car loan when should be able to get a 0% loan for a brand new car with warrauntees up to 10 years in this with this buyers market?	Thank you for your inquiry. I did consider this. Although it is a buyer's market, the prices are not as slashed as I initially thought after doing some research and calling some dealers. I used to buy new cars, but they depreciated over 50% in the first couple of years, so it is not really a wise economic move. The $5,000 or so of interest paid on a short term loan will be significantly less than the initial depreciation on a new car coupled with the discount I can get with a desperate used car seller with cash in hand. And in this price range, I can barely get a new stock low level Honda Accord (ranges from $21 to $28K starting) or I can get a used semi-luxury car with all of the upgrades -- decent tires and wheels can run $3,000 to $5,000 these days.
Your revolving credit balance is extremely high. How much of this is credit card debt? What is the remainder? Will you be providing Lending Club with the necessary information for income verification?	I am not sure how the loans show up. Credit card debt is pretty high, maybe 50%, but all at low interest rates - 7.99 and below some at 1.99 fixed (not introductory). I used this cheap money to finance the startup of my law practice and to purchase a day spa. At the time, an SBA guaranteed loan was going for 13%. I can provide income verification. I am not sure how this system works and I obviously want to protect my privacy as much as possible.
I would fund this loan but it does not make any sense to me as well as to why you would buy a used car for such a high dollar amount, you can get a Chevy Malibu for 15-20K ... you might be able to get a used BMW for the price your asking here. I just dont understand it. raises a red flag to me.	As an attorney and commercial broker I have to meet with clients. I don't think pulling up in a chevy Malibu would instill any confidence. It doesn't make sense to me to purchase a used car from a bk company - residual values will be nominal.
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	Yes. I just verified with the credit department.

Member Payment Dependent Notes Series 385906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385906	$6,000	$6,000	12.84%	1.00%	March 25, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385906. Member loan 385906 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	Willis Insurance Services of California, Inc.	Debt-to-income ratio:	12.16%
Length of employment:	1 year	Location:	Corona, CA

Home town:	Glendale
Current & past employers:	Willis Insurance Services of California, Inc., Aon Corp., Stanley Steemer International
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

My wife, kids, and I just purchased our first home via a short sale and need these funds to fix and paint the exterior. Currently our home has peeling paint and is susceptible to attack by termites and other wood destroying pests. Help us protect our investment while putting others to work!

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,364.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the purchase price of the house? What is that nature of the $24,364 revolving debt shown on your loan profile? What are your responsibilities at Willis Insurance?	Purchase price of our home - $320,000 Revolving debt - mostly credit cards - I paid this down to $8,900 last week but it hasn't been reflected on my credit report yet. Willis Insurance - I am a Client Manager and handle day to day client relations. Not a commission based position. I work on a salary plus bonus basis.

Member Payment Dependent Notes Series 385916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385916	$15,000	$15,000	16.95%	1.00%	March 27, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385916. Member loan 385916 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	B&H Photo Video	Debt-to-income ratio:	0.38%
Length of employment:	2 years 6 months	Location:	Amityville, NY

Home town:	Durham
Current & past employers:	B&H Photo Video, The New York Magic Project Inc
Education:	University of North Carolina School of the Arts

This borrower member posted the following loan description, which has not been verified:

In April of 2008, I created the New York Magic Project, an S-Corp production company with the goal of creating education and performance tools for magicians. In August of 2008 we launched our website at www.newyorkmagicproject.com In under a year, I have self-financed and produced 2 instructional DVDs, both of which are available on our website and have received acclaim from top industry pros. Our next project is a custom deck of Bicycle cards, produced by the US Playing Card Company in Ohio. Our deck has already gone through the stages of approval at USPCC. We have self-funded the artwork/proof fee. USPCC is ready to run our deck as soon as we have the funds. The custom Bicycle deck market exploded in 2004 when ellusionist.com created their Black Tiger Deck, which has sold over 250,000 decks. It has continued to grow with more offerings from Ellusionist, and other companies. The market is still going strong. In October of 2008, a company called Big Blind Media debuted a deck of cards, and the entire first printing sold out in a mere 2.5 weeks. Their next deck will be on the market this spring. Custom decks are sought after by card enthusiasts such as poker players and magicians, and there are many collectors of various Bicycle decks. Our $25,000 loan would finance cost of the minimum run of 10,000 decks required, as well as cover advertising costs, such as print ads in magic trade magazines.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,330.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This is a little off topic, but what do you do at B&H photo? I have a photography product that I am thinking about getting into retail stores. You can e-mail me directly admin@thephotobuddy.com	Hi. I've responded to the email address you provided rather than post a detailed response in a public area. Thanks!

Member Payment Dependent Notes Series 385924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385924	$17,000	$17,000	9.63%	1.00%	March 27, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385924. Member loan 385924 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	Internal Revenue Service (IRS)	Debt-to-income ratio:	14.71%
Length of employment:	7 years 9 months	Location:	WASHINGTON, DC

Home town:	Huntington Station
Current & past employers:	Internal Revenue Service (IRS)
Education:	SUNY at Binghamton

This borrower member posted the following loan description, which has not been verified:

Consolidate two credit cards and a 410K loan

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,359.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you using this loan to payoff a TSP (401k) loan? If so, are you quiting the IRS soon (during term of this loan) and need to pay it off to avoid tax penalties? TSP loans already have an exceptionally low interest rates that you end up paying to yourself anyways. Finally, are you in a terminal GS paygrade, or do you still have upward mobility to a higher GS paygrade in your current position with the IRS?	Part of loan is to pay off a TSP loan. No plans to leave employment at IRS during term of this loan. Currently at top paygrade in current position.

Member Payment Dependent Notes Series 385947

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385947	$4,000	$4,000	8.00%	1.00%	March 27, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385947. Member loan 385947 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	2.77%
Length of employment:	n/a	Location:	Dallas, TX

Home town:	Leavenworth
Current & past employers:	MedTrials, Inc. (Clinical Research)
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

This loan request is for a $7000 surgical procedure of which I (the borrower) already has $3000.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$703.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HOW DO YOU GET YOUR INCOME? THANKS DRW	I work full-time as a Clinical Research Associate in Dallas, TX. I have worked in Clinical Research for the past 3 years and have been at my current company for 15 months. Recently, my company has given me a raise - so needless to say, its a good working relationship.
I noticed that the employer and length of employment isn't listed. Please tell us about your job and how you plan to pay this loan back. Thanks	The name of my company is MedTrials, Inc. My work is in clinical research. I have worked for this company for 15 months and received 48K annually. Working full time will allow me to pay back this amount.

Member Payment Dependent Notes Series 385950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385950	$5,000	$5,000	9.63%	1.00%	March 27, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385950. Member loan 385950 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,767 / month
Current employer:	Parker Consulting Services	Debt-to-income ratio:	11.12%
Length of employment:	4 years 1 month	Location:	Tallahassee, FL

Home town:	Annapolis
Current & past employers:	Parker Consulting Services, Stanley Steemer, T-Formations
Education:	Tallahassee Community College

This borrower member posted the following loan description, which has not been verified:

To pay off my car loan

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,637.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what's your current interest rate?	8%
Why do you want to pay off your car loan? Is this loan a lower interest rate? What's the advantage?	I want to sell it. This will lower my payment and my insurance in the short term, and allow the selling process to be a little less complicated.
What do you do at Parker Consulting Services?	I am the Senior CADD Technician here. We are a civil engineering firm and construction company.

Member Payment Dependent Notes Series 385969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385969	$8,500	$8,500	8.00%	1.00%	March 25, 2009	April 2, 2012	April 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385969. Member loan 385969 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	McTish, Kunkel & Associates	Debt-to-income ratio:	6.75%
Length of employment:	4 years 10 months	Location:	Jeannette, PA

Home town:	Boston
Current & past employers:	McTish, Kunkel & Associates
Education:	Penn State

This borrower member posted the following loan description, which has not been verified:

We built our house 3 years ago and have been living with an extremely steep gravel driveway ever since. My wife's car will be paid off in May, so now it is time to get the driveway paved. My wife and I are very cost-conscious people and have never been late on a bill; establishing an excellent credit record. Thanks in advance for your help in improving our home.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,439.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As a potential investor in your loan, please provide Lending Club documentation which verifies your income. As soon as an asterisk appears, I will invest.	My understanding is that the loan application is under review and should be approved in a few days.
Regardless of your application approval, potential investors would still like to see the asterisk by your income. Have you provided proof of income to Lending Club? Thanks!	I haven't been contacted by Lending Club yet to document my income. Once they do, I have no problem providing whatever documentation they may require.

Member Payment Dependent Notes Series 386083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386083	$9,250	$9,250	13.16%	1.00%	March 30, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386083. Member loan 386083 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Pacer Energy Marketing	Debt-to-income ratio:	21.90%
Length of employment:	3 years 1 month	Location:	Skiatook, OK

Home town:	Tulsa
Current & past employers:	Pacer Energy Marketing, Crude Marketing and Transportation
Education:	Tulsa Community College

This borrower member posted the following loan description, which has not been verified:

Need to pay off high interest credit card and replace with lower interest payment.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,190.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - What is the rate and balance on the card you want to pay off? Regards; Art	$7600 at 25%. The card was only opened for infertility purposes due to having to pay the doctors upfront.
are you incurring more expenses on infertility treatments?	No. After giving up after infertility surgery and finding nothing wrong we stopped treatment and since now have two kids, 22 months and 4 months.
Congratulation! Great to hear you have been blessed with 2 kids. I'll be happy to invest in your loan. can you share more about your job and how secure it is in this economy?	Thank you for your interest and both my kids are blessing and miracles to me. The company I have worked for the last three years is a energy marketing company working on margins therefore our bottom line is not necessarily dependent on the price of crude oil or natural gas. We have not laid anybody off as a result of recent market turmoil and in fact have actually recently hired 3 people. We continue to maintain monthly profits and I have stayed very busy. I feel very confident that my job is secure. If you have any more questions please do not hesitate to ask.

Member Payment Dependent Notes Series 386100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386100	$8,500	$8,500	7.37%	1.00%	March 30, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386100. Member loan 386100 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	medco health solutions	Debt-to-income ratio:	19.83%
Length of employment:	1 year 6 months	Location:	FORT WORTH, TX

Home town:	New Orleans
Current & past employers:	medco health solutions, university of houston library
Education:	university of houston

This borrower member posted the following loan description, which has not been verified:

need a loan to buy a used car, preferrably individual sales, but dealers are fine too

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,321.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please let us know what your monthly expenses entail, as well as how you plan to pay back this loan?	my rent is only $263/month, $250/ student loan, and $100/credit card. I food expense is around $200 per month. I don't have any other expense. I can pay up to $300 a month easily on a 36-48 months duration. I make 2200/month base pay plus bonuses and overtime if I wish to do so. That can range up to an additional 800/month. If you need additional information, just let me know. Thank you.
what is the large credit line debt for?	That credit card in particular has no interest therefore I used it for my everyday living expenses, ie, school books, food, drinks, movie tickets, etc. I use it for anything that doesn't require cash.

Member Payment Dependent Notes Series 386126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386126	$12,000	$12,000	16.00%	1.00%	March 27, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386126. Member loan 386126 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Special School District	Debt-to-income ratio:	0.33%
Length of employment:	5 years	Location:	St Louis, MO

Home town:	St Louis
Current & past employers:	Special School District, Special School District
Education:	Truman State University

This borrower member posted the following loan description, which has not been verified:

Before selling my current home, I would like to make several repairs so that I get the highest price possible. Floors $3000. Cabinets $2000. Paint $1000. Update bathrooms $1000. Update Kitchen $3000. Update Electric (breaker box) $1000. My house appraises for $190,000 now, and after repairs would appraise for $250,000 to $260,000. Other then the electric, my sons will be doing to labor at no cost.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1973	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	16
Revolving Credit Balance:	$12,683.00	Public Records On File:	1
Revolving Line Utilization:	34.80%	Months Since Last Record:	47
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the delinquency? Also will you be paying off this loan sooner if you sell your house?	I am not sure but I think the delinquency was from when a credit card payment was mailed but not received, and the payment was made the following month. Its hard to think about paying off the loan early, because I don't know how much the house will really sell for, and how long it might take to sell. I am not in a hurry to sell, and would like to get as much as possible. I also don't know what new expenses I might have when moving to a new place. Even in the best case, I think it would be at least a year before I would make an early payoff.
Do you intend to keep the note after you sell the home?	(Same question asked) Its hard to think about paying off the loan early, because I don't know how much the house will really sell for, and how long it might take to sell. I am not in a hurry to sell, and would like to get as much as possible. I also don't know what new expenses I might have when moving to a new place. Even in the best case, I think it would be at least a year before I would make an early payoff.

Member Payment Dependent Notes Series 386131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386131	$11,000	$11,000	9.32%	1.00%	March 27, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386131. Member loan 386131 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,489 / month
Current employer:	Los Angeles Unified School District	Debt-to-income ratio:	19.15%
Length of employment:	3 years 3 months	Location:	Los Angeles, CA

Home town:	Cerritos
Current & past employers:	Los Angeles Unified School District
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I want to refinance a loan from Prosper

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,148.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your username at Prosper?	Screen name: goonster Preferred name: Samuel Email address: supergoon@gmail.com Loan #28037
what is your prosper id	Screen name: goonster Preferred name: Samuel Email address: supergoon@gmail.com Loan #28037
Can you provide the web address of your Prosper Listing? Single/Married? If married, income and approximate debt to income on spouse please. Thank you.	I don't know if you can see it but, https://www.prosper.com/secure/account/borrower/borrower_loan_detail.aspx?loan_id=28037 Married Total Gross Income: $5,489 / month Debt-to-Income (DTI): 19.15%
Greetings - What rate did you get at Prosper? Could you give us some info on your Prosper loan so we Prosperians could look up the listing. Thanks and best of luck on your refi. Art	A credit grade 19% DTI http://www.prosper.com/lend/listing.aspx?listingID=282695
What is your loan number at Prosper?	#282695 http://www.prosper.com/lend/listing.aspx?listingID=282695
Your prosper loan was from roughly one year ago. In it, you're listed as a "homeowner." Have you sold this house (for loss/profit?). If you converted it to a rental, are you breaking even? Finally, a year ago you forecasted about $1k to $1.5k in extra income from the embroidery machine. How far along is your household along in meeting this goal? Thank you.	Nope. I still have it, but a family member is living there. She is paying the mortgage on it. We've closed my wife's business last december. She is no longer making any income.

Member Payment Dependent Notes Series 386136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386136	$10,000	$10,000	14.11%	1.00%	March 30, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386136. Member loan 386136 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Armstrong Capital	Debt-to-income ratio:	3.92%
Length of employment:	n/a	Location:	Far Rockaway, NY

Home town:	Philadelphia
Current & past employers:	Armstrong Capital
Education:	Touro College

This borrower member posted the following loan description, which has not been verified:

I currently have two credit cards with an APR of over 19% that I would like to consolidate.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,520.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current balance of those CC and what are you paying monthly.	Currently one Chase card has $3,500 on it and one card (which my wife and I share) has $6,800 on it. The reason why that is so high is because we had to buy a new oven immediately and our Landlord was being a jerk about it. We pay about $450-$475 a month...
can you elaborate on the 2 deliquents on your records and how there were dealt with? and for your income level it is somewhat diffcult for me to understand why you are not able to get another credit card and transfer the balance. Can you give us some insight too?	Quite simply, when I was in college, many of my bills were never transferred and they still went to my mother's address who was living in a different state so there were a couple of accounts that completely went unnoticed to the point of delinquency. Once I found out about it, I took care of it and paid them. As for transfer balance, my goal is not to open more credit cards, it is to consolidate my current credit and discontinue use of the credit cards that I have now. I am in a position where I make enough and manage my money well enough that I don't need to depend on Credit cards. Thanks for the interest.

Member Payment Dependent Notes Series 386148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386148	$10,000	$10,000	12.21%	1.00%	March 26, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386148. Member loan 386148 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,708 / month
Current employer:	Citadel Solutions LLC	Debt-to-income ratio:	19.20%
Length of employment:	1 year 1 month	Location:	Chicago, IL

Home town:	Burlington
Current & past employers:	Citadel Solutions LLC
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I have recently been introduced to an investment opportunity that I want to take advantage of. I have been offered to buy a stake in local business. The majority of this loan will be used to buy this stake. The rest will be used to help cover upcoming costs asscociated with my CPA/CFA exams. I currently work in the financial services industry in Chicago. I have been at my current job for over a year now. Because of my job, I have to adhere to strict compliance policies that prohibit me from buy and selling out of stocks easily. Currently, most of my wealth is in stocks so I currently don't have the liquidity to take advantage of this opportunity. This is why I am seeking this loan.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,435.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If the business fails, would you be able to pay off the loan out of current income? Thank you.	Yes I would
What is the business? What percentage of the business will you own?	It is a restaurant/pub. It is a well known establishment and has been around for many years. I will own less than 5% of it. Profits are disbursed monthly to owners.
what is the current profit margin of the restaurant/pub? have their sales been down? how much do you expect to make monthly?	With my investment, I'm expecting to make $450-$500 a month. The current owner has been receiving as much as $700 in some months. Sales have dipped slightly in the past couple of months, but at current rates I'm still expecting a return on capital over 20%.
You say you expect to make between $450-$500 a month on your 5% stake that you will pay less than $10,000 for, but that gives you a return of 54% in the first year. What kind of owner would sell a percentage of his business that cheaply. So how much is the total investment you must make and what are the actual income expectations?	The actual stake I will own is 2-3% I am actually paying closer to $20,000 for it. Originally, I asked for a $20,000 loan but Lending Club revised it downward.
I Live in chicago, just wondering where this pub is located?	Gold Coast...State and Rush Area

Member Payment Dependent Notes Series 386164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386164	$14,500	$14,500	15.05%	1.00%	March 30, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386164. Member loan 386164 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,982 / month
Current employer:	CVS	Debt-to-income ratio:	5.75%
Length of employment:	2 years	Location:	Egg Harbor City, NJ

Home town:	Daytona Beach
Current & past employers:	CVS, Lockheed Martin Corp.
Education:	Pennco Tech

This borrower member posted the following loan description, which has not been verified:

With this money I can pay off what I owe and only have 1 monthly payment. That would make my life a WHOLE lot easier. Thank you for your help.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,695.00	Public Records On File:	1
Revolving Line Utilization:	46.20%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for $14,500 to pay off debt, but your credit history shows only $3,700 of debt. What will you do with the remaining $10,800?	Thank you gmike for you question. The reason is simple. The debt showing is for established credit. The reason for the loan is to payoff student loans. In this way, I'll only have one monthly payment which will be lower then the total amount of payments I make now. THAT will allow me to save more of my paycheck.
GeorgeW, I'm sure you realize this but I wanted to let you know that federal student loan interest is tax deductible. The interest on the loan you are asking for is not. If you don't itemize this won't matter.	aegis. Thanks for the info. Yes, I do realize that. Just as you wrote, I'm not itemizing so it really doesn't apply here.
Please explain your public record on file.	?? your question is to vague to give a specific answer. What information are you looking for?

Member Payment Dependent Notes Series 386209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386209	$10,000	$10,000	13.16%	1.00%	March 31, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386209. Member loan 386209 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	Scott & White EMS, Inc.	Debt-to-income ratio:	17.37%
Length of employment:	2 years 8 months	Location:	Temple, TX

Home town:	Temple
Current & past employers:	Scott & White EMS, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm starting an internet auction & ecommerce website. I already have my company incorporated (State of Texas) and also have my domain name secured. I'm in need of capital to pay for web development and hosting costs.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to offer on your site that isn't already available on other sites?	I will offer a marketplace where all users are verified (name, email address, mailing address,phone number and payment method). I also have special features that will protect users from account hijacking, phishing emails, shill bidding and snip bidding. Our fee structure will be very simple. I look forward to any other questions you may have.

Member Payment Dependent Notes Series 386255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386255	$3,600	$3,600	12.21%	1.00%	March 27, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386255. Member loan 386255 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Advance Technology Services	Debt-to-income ratio:	0.60%
Length of employment:	4 months	Location:	PEORIA, IL

Home town:	Chillicothe
Current & past employers:	Advance Technology Services
Education:	Bradley University

This borrower member posted the following loan description, which has not been verified:

I am trying to put together a family vacation as a surprise. My family was dealt a rather irreparable blow this year. I am hoping to get this in order to do a trip later this summer for us. I have had a loan before through Prosper.com. I made every payment on time and was able to pay off my loan within 6 months. My employer is a technology service provider in Peoria Illinois. I have no doubt that I will be able to pay off this loan much as I did with my prosper loan.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	56
Revolving Credit Balance:	$90.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386283	$10,000	$10,000	15.68%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386283. Member loan 386283 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	AIU Holdings Inc	Debt-to-income ratio:	1.26%
Length of employment:	5 years 8 months	Location:	Lenexa, KS

Home town:	St. Louis
Current & past employers:	AIU Holdings Inc
Education:	Universit of Missouri

This borrower member posted the following loan description, which has not been verified:

Motorcycle Purchase from ebay: http://cgi.ebay.com/ebaymotors/Honda-VTX-1800N-Neo-2004-HONDA-VTX-1800N-Neo-Build-Spec-3_W0QQitemZ330317021233QQcmdZViewItemQQptZUS_motorcycles?hash=item330317021233&_trksid=p4506.c0.m245&_trkparms=72%3A1205%7C65%3A12%7C39%3A1%7C240%3A1318#shippingQuotes

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	7
Revolving Credit Balance:	$11,105.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 386288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386288	$4,800	$4,800	15.37%	1.00%	March 30, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386288. Member loan 386288 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	University of Massachusetts-Dartmouth: Housing Department	Debt-to-income ratio:	9.98%
Length of employment:	3 years	Location:	Fairhaven, MA

Home town:	New Bedford
Current & past employers:	University of Massachusetts-Dartmouth: Housing Department, Sid Wainer and Son Specialty Foods
Education:	University of Massachusetts-Dartmouth

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, First I would like to say thank you for looking at and reviewing my application for this loan. The purpose of this loan is 3 fold. First, I would like to pay off the remaining $800 that I owe on my ONLY credit card. I take pride in the fact that I only own 1 credit card and make generous payments on it monthly. Secondly, I would like to fix up my car a bit so that I have a reliable vehicle to transport me to my new full time job that I start in June once I graduate. And lastly, the remaining funds would be used toward a professional business attire for my new job so that I am somewhat presentable at work. Once again I just want to say thank you and I hope you give me an opportunity to show that I am reliable and responsible with this borrowed amount of money. Thank You, Scott J Lawrence

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	48
Revolving Credit Balance:	$1,101.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is will your degree be? Please confirm that you've been formally offered employment in June and state what your offered gross income will be.	I am a double major in Accounting and Finance. After that I will be working for the Housing Department here at UMass as a Field Service Manager. Part of the deal is that I attend graduate school where in September I will be going for my MBA. I can continue to keep my Field Service Manager position until I complete my graduate program. The rate for that job is $22/HR.
What is your G.P.A.? I ask because its an indicator for stick-to-itiveness and ability to perform. If you do indeed have a job in June, your G.P.A. is of less importance and you can dismiss this question if you prefer.	My GPA is 3.1. I indeed have a job in June and it will be through the Housing Department here at UMass that I have been working for the past 3 years. Part of the deal is that I attend graduate school in the fall which I will be going for my MBA. The job will be full time at approximately $22/HR.
Please explain your Delinquency	I have a CWOF on my record for a DUI that I received a year ago. Since, I have re-evaluated my goals in life and have been alcohol abstinate and keeping focus on my career and going for my MBA.

Member Payment Dependent Notes Series 386310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386310	$7,200	$7,200	7.68%	1.00%	March 27, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386310. Member loan 386310 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Sapphire Energy	Debt-to-income ratio:	16.72%
Length of employment:	2 months	Location:	San Diego, CA

Home town:	Salinas
Current & past employers:	Sapphire Energy, University of New Mexico/New Mexico State
Education:	Chico State/ New Mexico State

This borrower member posted the following loan description, which has not been verified:

personal loan

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,712.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You've been working for Saphire for just 2 months. Did you just graduate from college? If not, how long were you at your previous employer? How secure is your current position?	I finished my PHD in 2005. I have been working as a postdoc abroad for the last three years. I feel pretty secure here.
Can you share the purpose behind the loan? Thanks	I want to buy a used motorcycle to commute to work. I am not getting great gas milage now. I have had a bike before.
What is your major purchase?	Used motorcycle to commute to work.
will you be selling your car once you get a bike	No. It is soon to be paid off and I have no intention of buying another.
Have you tried getting a car loan from a bank? What makes up the credit utilization? Please verify your income with Lending Club.	I tried to go through Capital One. My car loan is through them. They Don't do used bike loans. I couldn't get a personal loan right now because they say I need to receive a mail solicitation? I tried my bank for a personal loan but the rate was crazy. I will verify my income.
Please verify income. Your debt to income level is high.	I do need to do that. I am just not sure how. I am working on it.
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	Hi. I verified my employment today. I don't thing they disclosed my salary.

Member Payment Dependent Notes Series 386315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386315	$14,100	$14,100	8.00%	1.00%	March 31, 2009	April 3, 2012	April 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386315. Member loan 386315 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	The Grand Canal Shoppes at The Venetian	Debt-to-income ratio:	10.82%
Length of employment:	2 years	Location:	LAS VEGAS, NV

Home town:	Orem
Current & past employers:	The Grand Canal Shoppes at The Venetian, Aramark Corp, The Utah College of Massage Therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate my car payment and motorcycle payment into one loan and lower the aggregate interest rate and monthly payments.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	24
Revolving Credit Balance:	$10,513.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your current rates and monthly payments?	8% and 9.9% $339 auto + and 204 for the MC
What do you do at The Grand Canal Shoppes at The Venetian?	Asst. Director of Operations. Just an Fyi for all, The position is fairly secure due to the fact that my wages are CAM recoverable, therefore the tenants pay my wage as part of their cam charges. The company would not gain a financial advantage by laying me off.

Member Payment Dependent Notes Series 386369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386369	$10,000	$10,000	13.79%	1.00%	March 31, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386369. Member loan 386369 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,708 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	13.82%
Length of employment:	10 years 3 months	Location:	Mays Landing, NJ

Home town:	Somers Point
Current & past employers:	Computer Sciences Corporation, Crab Trap Ltd
Education:	Georgia Institute of Technology, The Richard Stockton College of New Jersey

This borrower member posted the following loan description, which has not been verified:

This is my loan for my convertible BMW

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1969	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	5
Revolving Credit Balance:	$56,903.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386404	$18,000	$18,000	12.84%	1.00%	March 26, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386404. Member loan 386404 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	BlackRock Financial	Debt-to-income ratio:	7.29%
Length of employment:	3 years	Location:	North Brunswick, NJ

Home town:
Current & past employers:	BlackRock Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Marriage expense

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,955.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386423	$10,000	$10,000	11.89%	1.00%	March 27, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386423. Member loan 386423 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,540 / month
Current employer:	Law Office of Frederick R. Franke, Jr.	Debt-to-income ratio:	21.54%
Length of employment:	10 years 1 month	Location:	Denton, MD

Home town:	Cambridge
Current & past employers:	Law Office of Frederick R. Franke, Jr.
Education:	Anne Arundel Community College

This borrower member posted the following loan description, which has not been verified:

Payoff my credit cards and consolidate them into one monthly payment.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	30
Revolving Credit Balance:	$11,628.00	Public Records On File:	1
Revolving Line Utilization:	40.40%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide the details of your previous delinquency. Thank you.	Without more specifics I'm not sure what you are talking about. Please elaborate.
by chance what would the public records be.. please disclose should'nt make any difference now almost 10 years ago.. i invested in your loan and i'm sure you'll get the loan with a B4 rating	It may have been a medical bill. It could have been my bankruptcy proceeding. Not sure. I have not seen my credit report in many years.

Member Payment Dependent Notes Series 386450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386450	$2,400	$2,400	13.16%	1.00%	March 25, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386450. Member loan 386450 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,475 / month
Current employer:	NDI	Debt-to-income ratio:	19.10%
Length of employment:	5 years 5 months	Location:	alexandria, VA

Home town:	Takoma Park
Current & past employers:	NDI, Smithsonian Institution
Education:	Northwestern Sr High School

This borrower member posted the following loan description, which has not been verified:

Finally I am done raising my family and want to go back to school to help improve my quality of life. I want to be able to have the freedom of an eduacation that will help my finish out my career in style with my head held high. I want to go back to school and get my degree in drafting and design. I have been in the building industry my entire working life and have always been out in the field as a supervisor but now I would like to be part of the planning and design of the projects. This loan would enable me to get this dream off the ground.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	55
Revolving Credit Balance:	$5,396.00	Public Records On File:	1
Revolving Line Utilization:	23.10%	Months Since Last Record:	57
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the Public Record and has it been satisfied?	The public record was from a loan that I had co signed for a friend and they ran out on me. Yes it has been settled for 50% of the balance that was due.
will you be working during school	Yes, I will be working still at my current job full time and attending classes in the evenings and Saturdays.

Member Payment Dependent Notes Series 386455

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386455	$17,000	$17,000	13.16%	1.00%	March 26, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386455. Member loan 386455 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Rockdale County BOE	Debt-to-income ratio:	16.87%
Length of employment:	2 years 9 months	Location:	Covington, GA

Home town:	Snellville
Current & past employers:	Rockdale County BOE, Henry County BOE, Newton County BOE, AirTouch Paging
Education:	University of Phoenix-Online Campus, Walden University, Georgia College and State University

This borrower member posted the following loan description, which has not been verified:

This loan is being used to pay off my credit cards and a personal loan.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,429.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386469	$10,000	$10,000	13.79%	1.00%	March 31, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386469. Member loan 386469 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	lsw	Debt-to-income ratio:	23.69%
Length of employment:	6 years	Location:	Grand Prairie, TX

Home town:	Dallas City
Current & past employers:	lsw, American General
Education:	texas arlington

This borrower member posted the following loan description, which has not been verified:

Loan for the purchase of an used motorcycle

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,400.00	Public Records On File:	1
Revolving Line Utilization:	77.80%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell me the year, make and model of the bike and how long you have been riding?	I am interested in a late model Harley Davidson 2003 to present. I have been riding for 2 years.
Is the bike going to have full coverage insurance on it?	yes
What was the nature of you last delinquency?	I am not sure but I beleive that it a car payment in which I overlooked and have paid that loan off.

Member Payment Dependent Notes Series 386495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386495	$4,000	$4,000	13.47%	1.00%	March 25, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386495. Member loan 386495 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Vinckier Foods	Debt-to-income ratio:	15.06%
Length of employment:	5 years 7 months	Location:	Imlay City, MI

Home town:	Mt. Clemens
Current & past employers:	Vinckier Foods
Education:

This borrower member posted the following loan description, which has not been verified:

We are in the process of buying a home for the first time. The home that we are trying to purchase is a manufactured home. Because of that, we found out that we would need about 2000.00 down, and about another 3000.00 for our closing costs. This is the only thing holding us back. We could easily make the monthly payment and once we get our tax money back next year (we would get the tax credit back that they are offering for first time home buyers), we would be able to pay the loan amount off in full. This is a great opportunity for us and we would hate to lose a great house just because of a few thousand dollars.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,067.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your total household income? How much is your rent currently? How much will loan payment be for new home?	Our total household income would be about $2500.00, we currently pay $500.00 in rent, and we are estimating that our house payment would be between $550-$700.

Member Payment Dependent Notes Series 386541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386541	$10,400	$10,400	7.37%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386541. Member loan 386541 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	houston Cold Freight	Debt-to-income ratio:	12.07%
Length of employment:	5 years 6 months	Location:	CONROE, TX

Home town:	Conroe
Current & past employers:	houston Cold Freight, Houston Cold Freight
Education:	Conroe High School

This borrower member posted the following loan description, which has not been verified:

I'm interested in a 2003 Linconl Navigator with 52000miles very nice clean, mint condition vehicle. I've been lookin all over the place for a car like this with a mint condition, now the olny thing that I don't have is all the money. I plan to invest $5,000 of money I have saved up to complete the purchased if get approved.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,326.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It may help if you have Lending Club verify your income. This way you might get funded faster.	yes, of course. you can contact my employer his name is Jose D. Cruz Owner/President of Houston Cold Freight @ 832-474-0650 Fax#281-374 3956 for income verification.
With $5000 down and your credit history you should qualify for bank credit at a much lower rate. Why haven't you tried that or, if you have, what happened?	I did try several banks but they told me that the vehicle has to be 2004 or newer. The car I'm trying to buy is 03' model from a private seller.
What are you doing about getting your credit card debt under control?	I dont have credit card debt.

Member Payment Dependent Notes Series 386544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386544	$10,000	$10,000	8.00%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386544. Member loan 386544 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,262 / month
Current employer:	ESRI, Inc.	Debt-to-income ratio:	0.49%
Length of employment:	1 year 3 months	Location:	Redlands, CA

Home town:	Sacramento
Current & past employers:	ESRI, Inc., California Department of Transportation, CalTrans, University of California
Education:	California State University-Sacramento (CSUS), Stanford University

This borrower member posted the following loan description, which has not been verified:

I would like to finish a back yard landscaping improvements. Bank of America put a hold on my HELOC due to "declining home values" despite the fact that I have more than enough equity available. I currently have the full amount to cover the costs in savings, but I want to maintain liquidity. My wife and I both have secure jobs and a solid credit history. Our bills are low enough to be covered by one job if necessary. I work at a company who is currently growing, highly profitable, and with no indications of layoffs. My wife works in the public sector.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,195.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For whom did work before your present employer, and for how long a period What is the approximate value of your home what is the amount of any loans secured by it What is the average value of surrounding homes?	I previously worked for 8 years at the University of California. A conservative estimate of home value is approximately $325K. Primary mortgage is $263K and HELOC is $5K. HELOC limit was 95% LTV prior to freeze. The value is on-par with others in the development. Neighboring developments tend to be $25-$50K higher due to larger lots or floor plans.
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I contacted LC about verifying income and employment. Have not heard back yet, but will do if given the opportunity I will do so.

Member Payment Dependent Notes Series 386556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386556	$17,000	$17,000	13.47%	1.00%	March 27, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386556. Member loan 386556 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,807 / month
Current employer:	US Army	Debt-to-income ratio:	22.32%
Length of employment:	17 years	Location:	Fort Knox, KY

Home town:	Cleburne
Current & past employers:	US Army
Education:	Central Texas College

This borrower member posted the following loan description, which has not been verified:

I want to pay off my current credit cards keeping only a few of them and make one low monthly payment at a low interest rate. my current credit scores are pretty good. I have been monitoring my credit scores for over a year and they have been steadily going up every month. These credit cards seem to be causing most of the problem duing the time that I have been monitoring my credit reports and scores.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,583.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Revolving Credit Balance $4,583.00 what is the rest for?	My wife also has several credit cards that will be cancelled upon payoff. The problem is I am the only worker in the family because jobs in this area are pretty scarce and the few that are obtainable pay very little. Thank you

Member Payment Dependent Notes Series 386563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386563	$12,000	$12,000	9.63%	1.00%	March 27, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386563. Member loan 386563 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Self	Debt-to-income ratio:	6.76%
Length of employment:	5 years 6 months	Location:	Rhinebeck, NY

Home town:
Current & past employers:	Self, USAF (Retired)
Education:

This borrower member posted the following loan description, which has not been verified:

I am purchasing a campground which has been in operatiion for 39 years. I am investing my own funds and am using owner financing. I need the $12000 to complete the deal and begin operations.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,977.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm curious where the campground is, as I used to live in the Hudson Valley.	It is in near interstate 88 close to the baseball hall of fame.
You mention that you are using some of your own funds, as well as owner financing. Just curious, how much (or what percent) of your own funds are you putting in? I mean, is the $12k loan all the money you're putting down? Or is there actually money out of your pocket? Also, do you have any experience operating a campground? You mention you are self employed, what type of work?	I am investing $100,000 of my own funds. I worked as a manager in a campground for 1 year after I retired from the Air Force. I currently transport new RV's from the factory to dealerships.
will you continue transporting RV's? What is the current net income of the campground? Will this loan be repaid faster than 3 years?	I will transport RV's when campground is closed. NOI for 2008 $57,000. Cap rate 15%. I don't know how quick i will pay the loan off.
What is the present state of the Camp facilities. Will you need to make improvements. And will you have any monies to make these improvements or will you be living day to day. Also could you describe the campgrounds as far as ammenities, local tourism, and so forth, months of operation, # of employees.	Campground is open April10 - Nov 10. The campground has been in operation 39 years but has been updated with a new swimming pool and 50 amp service. No improvements are needed at this time. The current owner has done a good job running the park but is in poor health, so he is forced to sell. The park is very close to the interstate and has good overnight traffic. Tourist traffic is very high with the main attractions being the Baseball hall of fame and soccer hall of fame. Campground is full on all weekends June till Aug. 1 employee who is a workcamper. I will manage the park onsite.

Member Payment Dependent Notes Series 386605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386605	$25,000	$25,000	12.53%	1.00%	March 30, 2009	April 4, 2012	April 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386605. Member loan 386605 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Aerotek	Debt-to-income ratio:	16.24%
Length of employment:	1 year 6 months	Location:	Morgan Hill, CA

Home town:	San Bruno
Current & past employers:	Aerotek
Education:

This borrower member posted the following loan description, which has not been verified:

Private school tuition for our daughters 2009/2010 school year. Oldest daughter will be a senior and youngest a sophomore. College fund for oldest tanked in the last year so we need to put more money away in the next 12 months to pay for her first year of college while hopefully her 529 fund bounces back. By spreading this year's tuition costs over 3 years, it will allow us to set more aside for her first year of college.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$93,559.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you working for Aerotek itself, or has it placed you with another firm? If a placement, how secure is it?	I am a contractor working through Aerotek. I have been on my current assignment since October 2007 and my current contract is anticipated through the end of 2009. My husband is employed as a full-time regular employee with an annual salary of $150,000. We also have a small web-site design business that nets about $1200 / month.

Member Payment Dependent Notes Series 386639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386639	$5,550	$5,550	15.37%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386639. Member loan 386639 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,775 / month
Current employer:	Village of Montpelier	Debt-to-income ratio:	8.26%
Length of employment:	3 years	Location:	Montpelier, OH

Home town:	Sylvania
Current & past employers:	Village of Montpelier, Crawford Investigations, United States Air Force
Education:	Colorado Technical University Online

This borrower member posted the following loan description, which has not been verified:

Purchasing a 2004 Harley Davidson Sportster XL1200R with $1800 worth add ons. 18000 miles, very clean. Loan value is just over $8,000, that is why this is such a good deal at the price of $5550.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	25
Revolving Credit Balance:	$260.00	Public Records On File:	1
Revolving Line Utilization:	3.30%	Months Since Last Record:	43
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan on have full coverage (Bodily Injury/Property Damage Liability, Collision, Comprehensive, Loan/Lease payoff, Underinsured/Uninsured, etc.) on the motorcycle throughout the duration of the loan?	I will continue to have full coverage on the motorcycle for the duration of the loan and beyond. Due to the nature of the vehicle and the safety associated with it, full coverage insurance is imperative. Additionally, I currently have motorcycle insurance on another bike through Progressive Insurance, and will continue to use them and will provide a copy of this insurance if needed. Thank you for your question.
Can you explain your public record on file from 4 yrs ago as well as a delinquency 2 yrs ago?	The public record is from when a gentleman sued the private investigation firm I worked for as well as me for $40,000. He was awarded $2000 and paid the same day. It is still on my credit report for a certain period of time. The delinquecy is from when we believed our house had been sold however, our realty company had failed to tell us the buyer backed out. We did the responsible thing and moved 900 miles back to Ohio from Southern GA. Hope this clears things up!
i had full coverage on my bike and it's not enough! progressive is a great company but as from personal experience with my wreck and also acturial data you need and should carry disability insurance and also some term life for at least the value of all your assets. i'll still invest but these are things you definitely should consider. oh and wear a helmet it saved my life.	I do wear a 3/4 helmet and thanks for the heads up on the insurance, I will look into it.

Member Payment Dependent Notes Series 386647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386647	$1,750	$1,750	20.11%	1.00%	March 27, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386647. Member loan 386647 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	Contracted Work	Debt-to-income ratio:	2.40%
Length of employment:	4 years	Location:	Waretown, NJ

Home town:
Current & past employers:	Contracted Work
Education:

This borrower member posted the following loan description, which has not been verified:

In need of a small business loan to purchase some more equipment for my seamstress business. My credit is very good and the loan will be paid off sooner then the loan term.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$806.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I wanted to wish you luck on your business startup and this loan process. I would like to help you out. First though, would you share with us your current monthly expenses? Also, I was hoping you could share with us a little bit about your business and your expected future returns on this equipment? Thanks so much!	My monthly expenses are low about $300-$500 mo. My husband pays all the bills. The reason for the small loan is to invest in specialty equipment for my sewing business which should help expand my business

Member Payment Dependent Notes Series 386672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386672	$20,000	$20,000	12.53%	1.00%	March 26, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386672. Member loan 386672 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	US Air Force	Debt-to-income ratio:	0.68%
Length of employment:	9 years 9 months	Location:	Lumberton, NJ

Home town:
Current & past employers:	US Air Force
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

I own an online webstore selling ice packs and ice wraps. We previously dropshipped all of our orders directly from the manufacturer/distributor to our customers. I am now in the process of stocking inventory for our 200 SKUs out of our distribution warehouse in Hudson, MI. I have half of our inventory already purchased and in stock. This loan is to purchase the remaining inventory as well as new inventory/order management software and hardware. Thanks

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,719.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you active duty Air Force? If so, do you plan on staying in during the period of this loan. If married, does your wife operate this business while you focus on making rank in the Air Force?	Active Duty, yes. I do plan on being in thru the loan. I have 2 employees who run the day-to-day operations of my business and always have. Thx, please reply if you have further question. I am also available to discuss on the telephone. Regards, Matt
Why are you making the change to inventory rather than drop-shipping your orders?	It saves me money and allows me to give better customer service. My employees are very prompt in shipping, but I previously had huge variations in dealing with 13 different drop-shippers. Also when a customer ordered items from 2 different brands...I would charge them shipping once, but get charged twice. Now I'll only get charged once. Last reason is up-selling. I can now include brochures, coupons and other marketing inserts in my packages that help with repeat business and branding. Before They would order from me, but receive an invoice from another company. Thanks for the question.

Member Payment Dependent Notes Series 386691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386691	$12,000	$12,000	13.16%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386691. Member loan 386691 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Weston Solutions, Incorporated	Debt-to-income ratio:	7.14%
Length of employment:	1 year 1 month	Location:	Downingtown, PA

Home town:	Reading
Current & past employers:	Weston Solutions, Incorporated
Education:	Butler University

This borrower member posted the following loan description, which has not been verified:

My credit card debt has gotten higher than I would like. I can make the payments every month, but the interest is always on my mind, and I don't know how to make it easier. In addition, my fiance will be moving from overseas to live with me in the U.S. He has a job, but the expenses of hiring an immigration lawyer to make sure everything goes smoothly and get my fiance a visa to begin with have been trying on both of us. I am a very reliable borrower, and although talk is cheap, my credit score should prove me right. I don't like borrowing money from other people, but I just don't have the cash on-hand. I have a full-time job that is very stable. Instead of firing people, we are hiring more. I would really appreciate your consideration. Thank you very much for your time.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,879.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your current credit card rate and monthly payment?	I don't know my exact credit score right now, but I have been told my credit is "excellent" by people at the banks. I'm not quite sure what you mean by "monthly payment" (i.e. rent, car loan, etc), but if you clarify the question, I would be more than happy to reply.
What are the finance charge APRs on your cards? How much are the minimum payment bills you get each month for the cards?	The minimum payment per month is $120, but I'm sure you know it's not possible to pay off credit cards by just paying the minimum amount, and the APR is 19.24%. That's why I want to consolidate with a lower interest rate.
Please explain why you are requesting $12,000 when your revolving debt is only $7800.	I owe some money to my family too, and I would rather know I have paid them so the hardship is on me instead of them since I have not paid them back yet.

Member Payment Dependent Notes Series 386710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386710	$13,000	$13,000	12.53%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386710. Member loan 386710 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Surgical Specialty Hospital	Debt-to-income ratio:	17.11%
Length of employment:	4 months	Location:	SCOTTSDALE, AZ

Home town:	Maywood
Current & past employers:	Surgical Specialty Hospital, Health Temp, Favorite Healthcare Staffing
Education:	Saint Louis University-Main Campus, Pacific College of Oriental Medicine

This borrower member posted the following loan description, which has not been verified:

I have separated and gone into debt to furnish a new place. This loan would go towards the accounts and to make it into 1 payment.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	42
Revolving Credit Balance:	$13,407.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386719	$7,500	$7,500	13.79%	1.00%	March 27, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386719. Member loan 386719 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	CNY Healing Arts	Debt-to-income ratio:	9.86%
Length of employment:	1 year 2 months	Location:	Syracuse, NY

Home town:	Liverpool
Current & past employers:	CNY Healing Arts, Jamesville Dewitt School District, Pier 1 Imports, Karma Fitness, North Area YMCA
Education:	Onondaga Community College, Kripalu Center for Health and Wellness

This borrower member posted the following loan description, which has not been verified:

A loan of $21,000 will help to sufficiently open and run a Yoga Studio located in Fayetteville, New York. The loan will be used in the following ways: ($5,000) Building Improvements such as new bamboo flooring, lighting, paint and wall construction/ ($500 month) Advertisement and Marketing/ ($2,500) Office Equipment and Supplies such as a Front Desk (Point of Sale), a register, Fax and copy machine and basic off ice supplies/ ($2,500) Retail- Yoga clothing, Yoga mats, blocks, straps, educational DVD's and books, and other items to enhance the practitioner's experience/ ($3,500) Lawyer fees to become an LLC. If there is little to no profit within the first year, the remaining amount will be used for rent, utilities and payroll. In addition, I have invested $4000 in equity. This includes a software based register system that tracks retail sales and inventory as well as information on customers. Included in this purchase was a thermal laser receipt printer and a credit card processor, I have also purchased 12 yoga mats, blocks, straps and 24 blankets. All of which needed to be purchased for the studio. My personal experience will ensure success. I have managed a Fitness Center with over 400 clients, I am currently the lead Yoga Instructor for CNY Healing Arts located in Syracuse, I was Store Manager for the retail store, Forever 21 and have started two DBA's with in Onondaga County, Green Tree Yoga and Lotus Life Yoga Center. The ladder focuses on Corporate Yoga/Private Lessons and will be the name of the new business. My experience within the Syracuse area has lead to a contact/network list of over 1,000 individuals which will play a key roll in building and attracting customers to the yoga center. My employment with CNY Healing Arts and the income from Lotus Life Yoga will continue to bring income in during the business. This will ensure repayment of the loan and help to sustain the business and personal living costs. *Business Plan available with further details.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	15
Revolving Credit Balance:	$1,805.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please provide details of your previous delinquency? By the way, I live 5 minutes from Kripalu, and would like to help fund your loan, pending your answer. Thank you.	My previous delinquency was through my Capital One Credit Card. I had just moved from my old apartment and was in the process of changing my addresses with creditors, post office, magazines, etc. I realized too late, that I had forgotten all but one credit card. I called and tried to dispute the late charge against the account but couldn't get it removed. Five minutes from Kripalu? That's fantastic! You live in a beautiful town.

Member Payment Dependent Notes Series 386737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386737	$6,000	$6,000	9.63%	1.00%	March 30, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386737. Member loan 386737 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Smith Barney	Debt-to-income ratio:	4.99%
Length of employment:	11 months	Location:	cliffwood, NJ

Home town:	Oton, Iloilo
Current & past employers:	Smith Barney, UBS Financial Services
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

I have several credit cards with low balances that I would like to consolidate into one monthly payment.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,741.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386779	$22,000	$22,000	16.63%	1.00%	March 26, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386779. Member loan 386779 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Social Security Administration (SSA)	Debt-to-income ratio:	14.96%
Length of employment:	9 years 10 months	Location:	Carrollton, TX

Home town:	Houston
Current & past employers:	Social Security Administration (SSA), Texas Department of Human Services
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I am asking for assistance as I am trying very hard to pay off all my debt, but have a better rate. CREDIT NOTE!!! In the last 6 months, I have found out that an old coworker, used our office charity account as a way to check kite. Although the money was paid back, it was not found out until the derogatory remark was placed on our credit. The bank and credit bureau has refused to remove it as my name was legally on account. Due to this, my interest rates have dramatically increased, then they lowered my balance on the cards, so it appeared my debt to credit ratio has changed,and the interest rates go up some more. I am a Christian, honest, hardworking person who can easily pay significant sums toward her debt. I have never defaulted, I can pay my bills, and have a secure job I would just like to get a better rate or a set figure so the rules do not seem to change in the middle. I would like to be debt free, if I could receive this loan. Thank you for any consideration.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	39
Revolving Credit Balance:	$27,302.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you do a breakdown of income(you say SSA but are also employed) and expenses	I work for Social Security, not receiving any benefits. I apologize for the confusion. I have worked at SSA for almost 10 years. I also worked for the State of Texas for the 4 years prior to that. Mortgage 840 2nd Mortgage 150 (usually pay 200 to pay off early) Electric 100-175 Gas 40 Water 40 Gas for car 25/wk (varies) 2 cell phone 100 cable 75 phone/computer access 75 Car 380 food/products/pets about 150 week (varies) I currently pay 1400 a month toward all debt. The minimum of all is 450. This includes one loan for husband previous IRS debt (from first marriage, we are never behind), school for kids, etc. 2 credit cards. In addition to my job, my husband gives me 1000 every other week for bills and household expenses. Please let me know if I can answer any questions

Member Payment Dependent Notes Series 386793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386793	$12,000	$12,000	14.42%	1.00%	March 30, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386793. Member loan 386793 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Glidden/Akzo Nobel Paints	Debt-to-income ratio:	7.91%
Length of employment:	3 years 5 months	Location:	Macon, GA

Home town:	Mason City
Current & past employers:	Glidden/Akzo Nobel Paints
Education:	Mountain View College

This borrower member posted the following loan description, which has not been verified:

Consolidate all credit cards.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,748.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386851	$6,000	$6,000	8.00%	1.00%	March 30, 2009	April 5, 2012	April 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386851. Member loan 386851 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,933 / month
Current employer:	Improvement Direct	Debt-to-income ratio:	8.95%
Length of employment:	2 years 5 months	Location:	Chico, CA

Home town:	San Francisco
Current & past employers:	Improvement Direct, Pizza Guys
Education:	Westwood College, California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

I'm looking to borrow $6,000 so that I can purchase a dependable used car to transport me between home and work in addition to the grocery store. Currently I am dependent upon the kindness of my friends and roommate in order for me to get anywhere and I was hoping to purchase a vehicle of my own so that I would no longer feel as if I am a burden to those I care about. If you would be willing to invest in me in the form of a car loan I would greatly appreciate your generosity.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,112.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you tried getting a car loan from a bank? Were you turned down? Does the car cost $6000 or will you be putting down money as well? Have you thought about the other costs associated with a car (gas, insurance, etc.), they will surely add up? Please verify your income with LendingClub.	In response to your questions I have not tried to get a loan through a bank as of yet as I was attracted to the low interest rates provided through the Lending Club as well as being able to communicate directly with the people that would be funding my loan. The car that I am interested costs $6000 by itself, however I have additional money in savings so that I am prepared for a raining day. I realize that the car that I will be purchasing is a used car and even though I am confident that the car will function properly I want to make sure that if I do have any problems that I can get them fixed right away. As for other cost such as insurance and gas prices I have indeed taken these into consideration when balanced against my monthly income and the loan repayment rate and have found that I should have no problem repaying the loan. The honest truth is that I could wait to get a car until I had all my finances together but I am beginning to feel that I am becoming a burden on my friends and I would like to be able to purchase a vehicle sooner rather than later so that I can regain my sense of independence. Thank you, for taking the time to consider my loan request. Have a great day.
What kind of car are you looking at?	The car that I am interested in purchasing is a 2001 Honda Civic. Honda's are great on gas asvings and I have had good luck with them in the past in regards to not breaking down so I thought that I would stick with something that is familiar to me. Thank you for taking the time to ask. Have a great day.

Member Payment Dependent Notes Series 386913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386913	$11,850	$11,850	14.11%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386913. Member loan 386913 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	C&S Wholesale Grocers Inc	Debt-to-income ratio:	20.96%
Length of employment:	7 years 4 months	Location:	Whately, MA

Home town:	Northampton
Current & past employers:	C&S Wholesale Grocers Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the money to consolidate all current debt so that i can begin saving for a home of my own. I recently moved in with family so that I could start saving. By consolidating my debt I hope to reduce my monthly payments and thereby increase my savings. This will ultimatley result in a debt and worry free future in which I finally own a home and am free of the stresses that my debt has put on me.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,677.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 386917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386917	$12,000	$12,000	12.53%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386917. Member loan 386917 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	zozaya officiating	Debt-to-income ratio:	16.26%
Length of employment:	7 years 3 months	Location:	DIAMOND BAR, CA

Home town:	Los Angeles
Current & past employers:	zozaya officiating, modern wireless
Education:	Cal State Fullerton, University of Webster

This borrower member posted the following loan description, which has not been verified:

It took me five years to recieve my degree (Comm PR, minor Public Administration) at Cal State Fullerton, and during that time a aquired some debt. I found a great job, and recieved an 80% scholarship to the University of Webster in Irvine, CA; for my MBA program. I want one payment, and want to be DEBT FREE as SOON AS POSSIBLE! I have good credit and have never missed on any kind of payment in 7 years. This is a win, win for both parties. Thank you for your help and smart investment!

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,464.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you be willing to provide your current credit balances and their interest rates? Thank you.	YES! I have them on file al ready with lending club. As a condition to my loan, I had to provide them. If you need them faxed I can also do that! Thanks much!

Member Payment Dependent Notes Series 386975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386975	$2,500	$2,500	14.74%	1.00%	March 30, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386975. Member loan 386975 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,473 / month
Current employer:	Bob Lindsay Plumbing	Debt-to-income ratio:	19.08%
Length of employment:	1 year 2 months	Location:	Washington, NH

Home town:	New London
Current & past employers:	Bob Lindsay Plumbing, Town of Merrimack, NH
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off the loan I currently have at TD Banknorth.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,002.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is rate of current loan	8.99% - I have a co-signer that wants it off their record so their debt-to income is lower

Member Payment Dependent Notes Series 387021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387021	$15,000	$15,000	12.84%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387021. Member loan 387021 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Tubelite Company Inc	Debt-to-income ratio:	12.92%
Length of employment:	5 years 2 months	Location:	DeBary, FL

Home town:	DeBary
Current & past employers:	Tubelite Company Inc
Education:	Seminole Community College

This borrower member posted the following loan description, which has not been verified:

I have been paying my loans on time and have paid over the minimum for some time now. I just want to consolidate my debt to have one payment and make it easier on myself.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,105.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind providing your current credit card balances and interest rates? Also, do your current expenses allow you the ability to pay over $500 a month toward this loan?	I do not feel comfortable providing that and $500/month is perfect. The highest apr is 12%. For what reason would you like my credit card balances? In my info it shows no delinquencies or closed accounts and my credit score is very good. I take care of my obligations. Thanks

Member Payment Dependent Notes Series 387039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387039	$2,500	$2,500	14.11%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387039. Member loan 387039 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,375 / month
Current employer:	ZD Integrated Circuits Inc.	Debt-to-income ratio:	7.37%
Length of employment:	3 years 2 months	Location:	Largo, FL

Home town:	Largo
Current & past employers:	ZD Integrated Circuits Inc., Gypsum Products
Education:	St. Petersburg College

This borrower member posted the following loan description, which has not been verified:

Hello, my name is Shayla Wolfe. I am 21 years old. I work for a company called ZD Integrated Circuits, Inc. My 3 year anniversary was this past January. I am enrolled in St Petersburg College part-time. I am working towards a degree in finance. I am requesting a $2500.00 loan to fix my Toyota Camry. I need to have the transmission, radiator and tires replaced. My neighbor is a mechanic and is willing to do the labor to try and cut my cost. My financial situation is stable. My monthly net salary is $1756.12 and my monthly expenses are $1124.68. I am a very responsible person and I truly understand the difference between necessities and wants. I deeply appreciate you taking the time to consider assisting me in my time of need.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what year and how many miles on the car? Any other problems expected? You have about $600 a month after your expenses. How much do you have in savings that you could use?	The car is a 1995 and it has just over 95000 miles on it. The engine has just recently been replaced. I've had my neighbor inspect the car to see if I have any possible problems to expect and to see if it was worth the money to have it fixed. He said other than the issues at hand now there should be no other issues. Most of the money I have remaining after expenses I invest in CD's, money markets, and an IRA account. I would inccur penalties at this time if I withdrew any funds. However, I do have money in my savings but it is not enough to cover next semesters school expenses and fixing my car.

Member Payment Dependent Notes Series 387069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387069	$5,775	$5,775	9.63%	1.00%	March 31, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387069. Member loan 387069 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,075 / month
Current employer:	medallion employment	Debt-to-income ratio:	7.15%
Length of employment:	1 year 11 months	Location:	toms river, NJ

Home town:	Ventura
Current & past employers:	medallion employment
Education:

This borrower member posted the following loan description, which has not been verified:

I am having surgery which comes to 5775.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,619.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this a required or elective surgery?	Elective, cosmetic surgery
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I spoke with lending club and they are calling my employer tomorrow to verify.

Member Payment Dependent Notes Series 387107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387107	$8,500	$8,500	14.42%	1.00%	March 27, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387107. Member loan 387107 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	The Travelers Companies Inc.	Debt-to-income ratio:	6.11%
Length of employment:	24 years	Location:	Tampa, FL

Home town:	Valmeyer
Current & past employers:	The Travelers Companies Inc.
Education:	Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

Need to replace 20 year old Heat Pump system. When I went to turn on system a couple of weeks ago discovered that compressor had gone out on my aging unit. It is time to replace unit.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	34
Revolving Credit Balance:	$7,429.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387194	$2,600	$2,600	12.53%	1.00%	March 27, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387194. Member loan 387194 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Progressive Broadcasting Inc.	Debt-to-income ratio:	19.20%
Length of employment:	2 years 9 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Progressive Broadcasting Inc., Best Buy Co. Inc., Orion Records Inc.
Education:	Community College of Philadelphia, Temple University

This borrower member posted the following loan description, which has not been verified:

My first objective is to payoff my 3 first credit cards that I got during freshman year of college. These cards are all above 19% APR. The ballences never seem to get lower regardless of how much extra money I can drop on them, even though I closed the accounts after graduation. It's difficult to really calculate the extended cost of education expenses. As a freshman they tell you just to use your card for books, fees, transportation, lunch, and everything else. Then, you end up relying on them for everything till graduation. Little did I know that these such expenses would be even more burdensome than the actual student loan! I feel like after getting these three out of the way, I will have so much more peace, knowing that my son, my fiancee amd myself have a much more financially stable future. We have been looking into buying a house, getting her a car, and she wants to finish her degree also, and I believe that this is the logical first step.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,155.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387195	$4,900	$4,900	14.11%	1.00%	March 30, 2009	April 6, 2012	April 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387195. Member loan 387195 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Ventana Medical Systems	Debt-to-income ratio:	3.22%
Length of employment:	4 years	Location:	Tucson, AZ

Home town:	Born: Cuenca, Ecuador/ Raised: Buffalo
Current & past employers:	Ventana Medical Systems, Canyon Ranch, Wilderness Outdoor Leadership Foundation (W.O.L.F.), University of Arizona Cooperative Extension (4-H), Inn at Snakedance- Taos, NM, Hacianda del Sol- Tucson, AZ
Education:	SUNY StonyBrook, Marine Sciences; University of Phoenix, Business Management, Marketing

This borrower member posted the following loan description, which has not been verified:

I recently earned my B.S. in Marketing Management and was offered a promotion upon the proof of my school credentials. I was forced to pay off my student account on two different credit cards (one corporate) in order to receive my credentials and move into my new job. At the same time I am confronted with settling my son's school account so that I can register him for the next year of school within the week. I had been paying off the balance incrementally, yet I received a notice in the mail from the school advising me that I could not register him for the next year until it is paid. I am greatly concerned that he may lose his place in his kindergarten class, as his school is a charter with a waiting list. If awarded, this loan will enable me to pay off these two debts and my overdue utility bills and car insurance. Furthermore, I will take my car in for overdue brake servicing and routine maintenance. It will bring me back up to speed, and I am confident that I can repay it regularly and on time. I work in biotech; my company is dedicated to diagnostics associated with cancer. I have been with the company since 2003, and my recent promotion earns me an additional $6 annual as of last week. I have explained this to provide evidence of my job security and recent increase in income that will enable me to satisfy the terms of the loan.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,341.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm still unclear what are your debts. Can you please list them out, the amount you owe, and differentiate between the revolving and installment loans? Thanks.	I realize I didn't provide detailed information on my debts. $3200 for school $800 for major auto repair (brakes or axle boots?) $500 registration, insurance, and overdue utilities $400 padding to pay down on (low limit) credit card

Member Payment Dependent Notes Series 387196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387196	$7,000	$7,000	9.63%	1.00%	March 30, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387196. Member loan 387196 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	verisign	Debt-to-income ratio:	3.19%
Length of employment:	3 years	Location:	ARLINGTON, VA

Home town:	miami
Current & past employers:	verisign
Education:	Western Connecticut State University

This borrower member posted the following loan description, which has not been verified:

I plan on paying off this loan ASAP.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,035.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387324	$8,500	$8,500	14.11%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387324. Member loan 387324 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	RAPP Retail	Debt-to-income ratio:	1.00%
Length of employment:	7 months	Location:	Dallas, TX

Home town:	Des Moines
Current & past employers:	RAPP Retail, The Integer Group, Euro RSCG, Rapp Collins Worldwide
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Dear potential lenders, My mother's roof was damaged in last year's Hurricane Ike and needs replacement. I have acquired a handful of estimates and $8,500 seems to be the mid-number. I believe I have good credit. And I have a job that I enjoy and can make even better money. I just need a little help in helping my mom. My father passed away 10 years ago and she needs my assistance. Thank you. I appreciate your attention in reading this note.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,441.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387344	$5,000	$5,000	14.11%	1.00%	March 30, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387344. Member loan 387344 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,145 / month
Current employer:	Oce Business Services	Debt-to-income ratio:	6.20%
Length of employment:	3 years 7 months	Location:	Plano, TX

Home town:	Bells
Current & past employers:	Oce Business Services
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a couple of credit card balances early. I'm tired of paying multiple bills each month with multiple rates. With what i've been paying each month i'll be able to repay the loan within a year.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	23
Revolving Credit Balance:	$4,852.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your current interest rate, minimum required monthly payment, and usual monthly payment for this debt? How did you accrue this debt and how will you avoid accruing more debt in the future? Can you provide more details about the delinquent payments and the recent credit inquiries? Thank you	Current Rates - about half is at 14% and the other half is 24% Usual montly payments come out to around $300-$400 The debt was accrued over time living check to check, emergencies, and just plain overextending myself. It's been consistently going down for the past year or two, I'd just like to get it there a little faster. The delinquent payment almost two years ago was an unfortunate incident where my bank allowed someone to withdraw a large sum of money from my bank account without checking their ID, and didn't reimburse it for over a month. The inquiries were other attempts to get a loan so I can get out from under this cloud.

Member Payment Dependent Notes Series 387426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387426	$15,000	$15,000	16.63%	1.00%	March 30, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387426. Member loan 387426 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,833 / month
Current employer:	H&K Insurance Agency, Inc	Debt-to-income ratio:	7.93%
Length of employment:	2 years 2 months	Location:	Natick, MA

Home town:	Belmont/Watertown
Current & past employers:	H&K Insurance Agency, Inc
Education:	Suffolk University

This borrower member posted the following loan description, which has not been verified:

I have been up to date with all my credit cards, however at the rate I am going, I much rather pay it off it in one lump sum and pay off one debt such as a personal loan. I am looking forward to seeing if I am qualified for a personal loan that can help me with my financial goals. If I am eligible for a personal loan I will be also be able to save money at the same time paying off my debt.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	60
Revolving Credit Balance:	$14,608.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387439	$5,000	$5,000	12.21%	1.00%	March 30, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387439. Member loan 387439 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	FOUR TREES, INC.	Debt-to-income ratio:	17.56%
Length of employment:	6 years	Location:	SUN PRAIRIE, WI

Home town:	Baltimore
Current & past employers:	FOUR TREES, INC., Standard Enzyme Co. of North America
Education:	UNITED STATES SCHOOL OF NATUROPATHY

This borrower member posted the following loan description, which has not been verified:

This money will be paid by me to an existing construction/contracting business for the purpose of buying into a partnership position. I have already been instrumental in forming the mother corporation that will manage this existing LLC. I am named as a 49% shareholder and will be active in all of the business affairs and decision-making processes. Beyond remodeling & renovation, we will be moving into property management in 2010. The original buy-in purchase price was a modest $15,000, almost half of which I have already paid. Any unpaid dues that will not be covered by this $5,000 will be handled personally as I prefer to accumulate as little debt as possible. All loan obligations of the past have been paid to full satisfaction and in a consistent timely manner. Finances for this were initially to originate from a home mortgage refi. However, I took a full 15% appraisal hit from that of just one year ago due to the current market, leaving me little room for cash out. This will of course change for the better in time, but left me pursuing other options. Maybe you will consider this a low-risk investment worth your while. Thanks.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,344.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Can you verify your income please? And what is your monthly expenses?	My personal income breaks down as follows: bi-weekly salary of 1900 gross (X26). reimbursements, additonal draws, & other minor income streams = averaging @ about 1900 monthly. Gets me to about 72K or so/yr. Additionally there is a non-stated (in this forum) spouse income of around 13K yearly. Monthly expenses including mortgage & prop taxes used to be about 3450. Mortgage refi from a couple of days ago takes me down 175 and I'm fulfilling a pers loan in april which will take me down an additional 265/mo = around 3000/mo total exp not incl food & rec.

Member Payment Dependent Notes Series 387445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387445	$9,000	$9,000	11.89%	1.00%	March 30, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387445. Member loan 387445 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	MarketFinders	Debt-to-income ratio:	8.84%
Length of employment:	15 years 3 months	Location:	Thousand Oaks, CA

Home town:	Grosse Pointe
Current & past employers:	MarketFinders, Los Angeles Department of Water and Power
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

My business is profitable despite the poor economy. My credit is good. I am looking to even out my cash-flow situation by refinancing my Credit Cards at a lower rate and fixed payment. I like the idea of paying interest to real people instead of to a bank. When my loan is payed off I will become an investor.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	62
Revolving Credit Balance:	$5,390.00	Public Records On File:	1
Revolving Line Utilization:	27.20%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're asking for $9k but your debt is listed at $5k. What's the remaining money for? Please verify your income with Lending Club.	The debt that I currently have and hope to pay off with the proceeds of this loan is as follows: Target: $ 310.31 Capital One (Card #1): $ 759.87 Capital One (Card #2): $1,501.68 Merrick Bank: $1,760.47 Orchard Bank: $1,671.74 Chase (formerly WaMu): $3,024.63 Total: $9,028.70 I am going to contact Customer Service regarding verification of my income
Thanks, LC listed your revolving credit as $5390. What is your business? How do you project sales/profits for this year compared to last?	I have a Marketing Consulting practice, MarketFinders (see www.marketfinders.net.) In this past year I have taken over the clients of three of my competitors who did not make it in this economy. I'm down about 10% from '08 but I am still profitable.
What are the minimum monthly payments for each of those debt that you listed. Also, which ones are revolving and non-revolving?	All of those debts are revolving, and the minimum monthly paymests on all of those accounts amounts to well over $300.00. Much better to consolidate into a fixed interest loan at a lower interest rate!

Member Payment Dependent Notes Series 387462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387462	$5,000	$5,000	19.47%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387462. Member loan 387462 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$833 / month
Current employer:	Rite Aid	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	WEST HAVEN, CT

Home town:
Current & past employers:	Rite Aid, JOULE
Education:	University of New Haven

This borrower member posted the following loan description, which has not been verified:

This loan is to help further my education in Criminal Justice. This is my second year in college and I really enjoy being in school and learning everything i can on how to be successful.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan to work while going to school? How do you plan to afford paying off this load while a student? Why did you choose LendingClub for a loan as opposed to a student loan?	yes im currently working at a steady job (Rite Aid). i chose lending club because this is for a study abroad session in italy this summer where i will learn more on their criminal justice sysem and how it different to th U.S.
The question was asked, do you plan to work while going to school? How do you plan to afford paying off this loan while you are a student? I would like to know your answer as well. Also, as a loan that lasts 3 years, which will most likely extend beyond your schooling years, what is your safety net for paying this off if you happen to lose your job? Will you be paying larger payments early? Will you be setting extra money aside in case this happens?	I currently have a job while im in school now. im going to stay at the same school for graduate school, therefore will have the same job and yes i will pay more than needed when i can when my payments are due.
What are your current expenses? You say you own your home, do you own your self or live with parents? Thanks.	All i really have as expenses is my car insurance. my car is paid for. yes i live with my parents.
How long will you be away? How will you afford your loan while you are abroad?	i will be away for 1 month. i make alot more than what my payments are in a month so i can easily save up for now till my abroad session.

Member Payment Dependent Notes Series 387512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387512	$6,500	$6,500	9.32%	1.00%	March 30, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387512. Member loan 387512 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,617 / month
Current employer:	Sweetbay Supermarket	Debt-to-income ratio:	12.08%
Length of employment:	2 years	Location:	Venice, FL

Home town:	Des Moines
Current & past employers:	Sweetbay Supermarket
Education:	Valencia Community College, University of South Florida

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate my existing credit debt, and recent medical expenses that I have incurred. I am in good standing with all of my credit lines and pay them each month on time. My medical expenses are final and will not be increasing any more. My reason for needing the loan is that with my existing credit payments and new medical bills I have a different bill due every week and my paychecks are not going as far as they used to. It would greatly help me to consolidate all into one larger payment per month.I have a full time position as a manager at a retail store, which I have held for the past two years. I am a responsible person who pays my bills on time and I am only seeking this loan so that I can avoid any future credit problems.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,530.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I am in the process of verifying my bank account with Lending Club, but it takes a couple days and has not completed as of yet. My application was also in the "under review" status and was just recently approved by Lending Club. If this is not what you are referring too then I'm not sure how to go about doing so but would be happy to if you would like to point me in the right direction. As far as my employment Sweetbay Supermarket is a member of the Delhaize Group which owns several supermarkets throughout the United States including: Food Lion, Hannaford, Harvey's, Bottom Dollar, and Bloom. Any information regarding this can be found through SweetbaySupermarket.com. I hope this has somewhat answered your question. Please let me know if there is anything further that I could provide.

Member Payment Dependent Notes Series 387539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387539	$1,500	$1,500	17.26%	1.00%	March 27, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387539. Member loan 387539 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,214 / month
Current employer:	social security	Debt-to-income ratio:	5.27%
Length of employment:	20 years	Location:	patriot, OH

Home town:	ironton
Current & past employers:	social security
Education:

This borrower member posted the following loan description, which has not been verified:

would like to borow 1500.00 at 20% for 6 monthly payments.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,308.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your loan for?	Type your answer here.auto repairs and personal home needs.
In your loan description you say you want to borrow for six payments, what do you mean by this? Do you plan to repay this loan in 6 months?	Type your answer here.Yes Repay In Months.
You work for social security, or social security is your income?	Type your answer here. sosial security is my income,.

Member Payment Dependent Notes Series 387556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387556	$15,000	$15,000	12.84%	1.00%	March 31, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387556. Member loan 387556 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Janus Capital Group	Debt-to-income ratio:	12.46%
Length of employment:	1 year 2 months	Location:	Denver, CO

Home town:	Sioux Falls
Current & past employers:	Janus Capital Group, Accenture
Education:	University of South Dakota, University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate three loans that I took out (personal, not student) in graduate school. Since graduating I've gotten a great job, have a solid credit history, and am in an excellent position to repay this.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is rate of other loans	14%, 18.25%, and 20%

Member Payment Dependent Notes Series 387566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387566	$12,000	$12,000	12.21%	1.00%	March 30, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387566. Member loan 387566 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Venue Security Corp	Debt-to-income ratio:	20.33%
Length of employment:	1 year	Location:	SAN MARCOS, CA

Home town:
Current & past employers:	Venue Security Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Fully Loaded, Nav, leather, bose, etc VIN: JNKCV51E65M217864

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	49
Revolving Credit Balance:	$24,029.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How are you doing with handling your monthly credit card payments (on $24,000) plus your other expenses (i.e., rent, heat, food, entertainment, etc.)?	I recently graduated from CSUSM with a degree in economics, which is where I accumulated almost all that debt. I am now working full time and am aggressively paying down my credit cards each month. My salary is about to increase significantly as I am just about to move into a higher position. My goal is to be free of unsecured (credit card) debt within two years. I am fortunate enough to have a secure place to live where rent is very cheap and I do not spend a lot of money on entertainment or food.

Member Payment Dependent Notes Series 387602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387602	$20,000	$20,000	14.11%	1.00%	March 30, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387602. Member loan 387602 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	fender mender	Debt-to-income ratio:	19.27%
Length of employment:	3 years	Location:	CHARLESTON, SC

Home town:	Wilkes Barre
Current & past employers:	fender mender, autocare collision
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to help give our daughter a beautiful wedding. This loan is to pay for expenses in creating a wonderful memory for her and our soon to be wonderful son-in-law. We feel we make very good and responsible candidates for this loan and repayment of it. This amount is already available in our budget and it is our priority to pay off debt as soon as possible.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	38
Revolving Credit Balance:	$17,811.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387634	$15,000	$15,000	12.21%	1.00%	March 31, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387634. Member loan 387634 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	B&R Products, Inc.	Debt-to-income ratio:	17.84%
Length of employment:	13 years 8 months	Location:	Hialeah, FL

Home town:	Sacramento
Current & past employers:	B&R Products, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I have a small loan with Lending Club that is in good standing. I knew my daughter would be getting married in the near future as she is a senior at Florida International University and has had a steady boyfriend for 3 years. Well time is up. I guess I will not be able to save for it in time! I make a good living and have excellent credit. I anticipate the wedding to cost $20,000 with overages. I would be able to "pay as we go" but that puts un-needed pressure on my budget - which I work so diligently to keep in excellent standing. I am willing to pay the interest on a loan to make this whole affair an enjoyable and less stressfull one. I enjoy this lending community and hope it will be able to help me enjoy this time of my life.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	36
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you provide details of your delinquency three years ago? Thank you.	My current Equifax report shows March and April of 2006 had late payments on my mortgage. I feel these are correct due to the circumstances at that time. It has not happened since. thank you.
what is the loan id of your previous loan? how long do you anticipate taking to pay this loan off	The loan ID of my previous loan is: 348684. $159 per month - will be paid of in 2 years (33% paid)status: current. Thank you.

Member Payment Dependent Notes Series 387659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387659	$8,000	$8,000	16.00%	1.00%	March 31, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387659. Member loan 387659 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,200 / month
Current employer:	Asn Natural Stone	Debt-to-income ratio:	2.31%
Length of employment:	1 year	Location:	vallejo, CA

Home town:	San Francisco
Current & past employers:	Asn Natural Stone
Education:

This borrower member posted the following loan description, which has not been verified:

In a nutshell, I'm a nice guy with newly established credit. I'm looking to consolidate my credit cards for a better rate and have a little extra cash to buy a affordable and reliable car to commute back and forth to work. Before gas prices rise again :)

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	18
Revolving Credit Balance:	$3,292.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387672	$15,000	$15,000	16.00%	1.00%	March 31, 2009	April 7, 2012	April 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387672. Member loan 387672 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	adir international	Debt-to-income ratio:	7.88%
Length of employment:	7 years 3 months	Location:	chino, CA

Home town:	los angeles
Current & past employers:	adir international
Education:

This borrower member posted the following loan description, which has not been verified:

Hardworking guy need to consolidate debts

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,896.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts of each of the cards you are consolidating. How will you be ensuring you don't run up your credit card balances again?	$7900 Bank of america $3450 Citibank $3400 Chase $950 Target i need to consolidate all to a lower APR, actual is 24%, I learn my lesson and dont want to use high credit card balances anymore

Member Payment Dependent Notes Series 387680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387680	$16,000	$16,000	16.63%	1.00%	March 30, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387680. Member loan 387680 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	LWL Worldwide Inc	Debt-to-income ratio:	0.26%
Length of employment:	2 years 2 months	Location:	Grants Pass, OR

Home town:	San Diego
Current & past employers:	LWL Worldwide Inc, Skycasters, Inc
Education:	US Navy

This borrower member posted the following loan description, which has not been verified:

We're a 2-year old, successful, self-funded research and publishing company that owns several web-properties that sell products, 100% online, that cater to health, self-help, and e-commerce enthusiasts. We did $350,000 in revenue the first year. Close to $400,000 the second. Seeking expansion capital for advertising, outsourcing, and marketing. We bring in a big lump sum of revenue when we orchestrate website LAUNCHES via JV mailing partners ( affiliates )... our Affiliate Portal, and our coming launches can be seen here: http://www.LWLMedia.com

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	30
Revolving Credit Balance:	$438.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387823	$8,500	$8,500	13.16%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387823. Member loan 387823 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Toyota South	Debt-to-income ratio:	12.27%
Length of employment:	3 years	Location:	Atlanta, GA

Home town:	Chicago
Current & past employers:	Toyota South
Education:	Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

Hello, I would like to consolidate several credit card payments into one montly payment. Any help with this matter would be greatly appreciated. The cards are as follows: Bank of America $3,000.00 Bill Me Later $3,000.00 HSBC $2,500.00 Current Monthly Payments: Bank of America $185 Bill Me Later $150 HSBC $150 Thank you in advance for your time. Sincerely, Keith J. Kenner

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$30,532.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387844	$6,000	$6,000	8.00%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387844. Member loan 387844 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	Garlock Sealing Technologies	Debt-to-income ratio:	6.44%
Length of employment:	4 years	Location:	Fairport, NY

Home town:	Sandwich
Current & past employers:	Garlock Sealing Technologies, John Holtz Honda, American Axle & Mfg., North Conway Police Department, Circuit City Stores
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I'll be using this loan to payoff a Home Equity Line of Credit before my bank will let me refinance. The low-rate refinance option I'm looking at only allows 1 loan on the home so I need to payoff this Home Equity before I can finalize the refinance. I've looked at other options like credit card cash advances or Balance Transfers but the fees are so high right now... and the payback times are only 6-12months I've been in the home one and a half years and already the interest rates have dropped enough that by refinancing my current mortgage I'll be saving about $200/month The home is a modest, single family home in Western NY (not a multi-million dollar mansion that I cant afford). Its valued at about $165k (the bank just finished the appraisal on March 17th, 2009), which is up 5% from when I bought it (yes ... the market here is increasing). I've been employed at the same company since 2005, have excellent credit, and never make late payments.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,970.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	You'll have to forgive me ... I do not know where to do this from the borrower screens. I've searched back and forth on many of the pages but dont see anywhere where I can verify anything except my bank account. If you know the trick please let me know and I'll be happy to verify both for you.
What is your monthly net income and your monthly expense? Do you allocate any part of your income to 401k, etc?	My bi-weekly paycheck is about $1200 if I work a regular week w/o any overtime. I also have a "tenant" who rents some space in my 3-car garage and one of my bedrooms which he uses as a "get-away" from his "girlfriend". That brings in about $500/mo. My monthly expenses are really pretty low, right now my mortgage (including home equity loan) runs a little under $1000. I put away about $450/mo for taxes. I have no car payment. My gas/electric bill in the summer runs around $100 and anywhere from $200-$300 in the winter. Cell phone is about $50/mo. Internet $30/mo. No cable/TV bill. I do have 1 credit card with a 0% balance transfer that currently has a balance of ~$3k which is on track to be paid off before the 0% rate expires. 6% of my income before taxes is sent to my 401k (I'm only 26, thats why is so low). With company matching it comes to a little less than $500/mo into the 401k.
How long do you plan to hold this loan? Do you plan to pay it off immediately as soon as you refinance?	Haha, that would be good for me, but not so great for you. I wont be getting any cash back from the refinance so no, I wont be paying it off right away. I'd like to be able to pay it off in about 2 years.

Member Payment Dependent Notes Series 387930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387930	$10,500	$10,500	11.89%	1.00%	March 31, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387930. Member loan 387930 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Kaiser Hospital	Debt-to-income ratio:	6.02%
Length of employment:	5 years 4 months	Location:	Rodeo, CA

Home town:
Current & past employers:	Kaiser Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

This is the last credit card I needed to pay with a very high interest rate. I hope you could me. Thank you.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,610.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Can you state the nature of your job? I see you're in healthcare, but what function do you provide in the hospital? I only ask for job security reasons. Thanks!	I am a Registered Nurse and work full time.
What's the rate and current monthly payment of your credit card? Please verify your income to Lending Club.	My current rate jumped to 33.6 % and now is variable since it merged with Chase so it could go between $ 164- $ 175/ month, but I usually pay more than the minimum anyway to knock this off.
Aquamarine: Your mortgage indicates you own a home. What is its approximate value and the approximate value of homes around it? What is the amount of loans secured by it and the payments?	The value of homes in this area last I checked was 309,000 . I dont quite understand the second question ,Are you pertaining to a home loan or credit card loan, please clarify. Thank you.
Aquamarine: For the purpose of qualification I would like to know if you own your home and if so, what is the amount of the home loan or loans and the monthly payments.	Monthly mortgage payment $ 2360

Member Payment Dependent Notes Series 387942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387942	$5,000	$5,000	9.32%	1.00%	March 30, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387942. Member loan 387942 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Liquidity Services Inc	Debt-to-income ratio:	17.57%
Length of employment:	7 months	Location:	Alexandria, VA

Home town:	Los Angeles
Current & past employers:	Liquidity Services Inc
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

Just incorporated a business in the surplus industry dealing in apparel and consumer electronics. I have customers ready to buy from me with cash in hand. Will need a short term $5K loan to purchase inventory. I can double the $5K investment in the same month and will be able to pay back the loan in 45 days.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,170.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
387987	$7,200	$7,200	12.53%	1.00%	March 30, 2009	April 8, 2012	April 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 387987. Member loan 387987 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Vonage	Debt-to-income ratio:	0.60%
Length of employment:	1 year	Location:	Freehold, NJ

Home town:	Brooklyn
Current & past employers:	Vonage, Merrill Lynch
Education:	Brookdale Community College

This borrower member posted the following loan description, which has not been verified:

The Purpose of my request to pay for services required for my IT recruiting firm to operate in a efficient manner as well to pay off the remaining balance of my purchases made from my credit cards.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,306.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work before Vonage and for how long? Also contact Lending Club for income verification.	Prior to that i was a contractor at BathGate Wegener and Wolf as an IT administrator

Member Payment Dependent Notes Series 388170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388170	$12,000	$12,000	7.37%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388170. Member loan 388170 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	AMG Imaging Supplies	Debt-to-income ratio:	10.10%
Length of employment:	1 year	Location:	SAINT PETERSBURG, FL

Home town:	Albany
Current & past employers:	AMG Imaging Supplies, Renton Collision
Education:	Clover Park Technical College

This borrower member posted the following loan description, which has not been verified:

My credit score is right around 700. Can we lower the interst rate ?

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,348.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If the late is not lowered, will you be taking the loan?	Could you please restate your question? Thanks

Member Payment Dependent Notes Series 388174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388174	$13,000	$13,000	9.63%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388174. Member loan 388174 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Realtor-Self Employed	Debt-to-income ratio:	16.14%
Length of employment:	1 year 5 months	Location:	Bryan, TX

Home town:
Current & past employers:	Realtor-Self Employed
Education:	Texas A & M University

This borrower member posted the following loan description, which has not been verified:

I am a Realtor in Bryan College Station Texas (strong market). I am looking for funding to start my own brokerage. The money will be used to pay fees and for advertising costs. I have great credit, experience starting a new business (restaurant). Just looking for a lower rate than the local banks quoted me.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388229	$10,000	$10,000	9.32%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388229. Member loan 388229 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Intellitoys, LLC	Debt-to-income ratio:	0.39%
Length of employment:	1 year 7 months	Location:	New York, NY

Home town:	Potomac
Current & past employers:	Intellitoys, LLC, Microsoft
Education:	Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

Current Prosper lender looking for a bit of liquidity to support moving expenses to new apartment and self-employment taxes due. I have excellent credit and have never missed a payment on any debt. I have more than the borrowed amount available in savings, but do not want to draw against it.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$99.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current business, and are you the sole owner?	We develop and license technology for children's toys (www.smartebear.com). I am not the sole owner, but am one of two founders.
What is your net monthly income? Also, what are your monthly expenses and each amount, i.e., rent, loans, etc.	I have effectively 0 revolving balance on loans (you can see this in my credit report). Here's my rough income/expenses calculation, leaving plenty for the payments on this loan (note things like cell phone, health insurance are covered by my employer and I live in New York, so I don't own a car): Net Income $3,200 Rent $1,450 Utilities $80 Cable/Internet $110 Food $700 Transportation (Subway) $100 Entertainment $200 Remainder $560
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	I will look into this -- I had someone call me at work to verify details about my employment, so it's possible that it is already in process.
How are you doing lending on Prosper? can't you get a better deal there?	Prosper is a mixed bag. I think I'll end up breaking even +/- a few points, but certainly won't reach the returns they advertise. Then again, it's better performance than the S&P, so I can't complain too much. I believe they're also in a quiet period with the SEC, so they're not taking new loans on, or if they are, not in the traditional way. As a lender, I cannot bid on new loans there. LC is still a much better rate than credit cards.

Member Payment Dependent Notes Series 388340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388340	$15,000	$15,000	12.84%	1.00%	March 31, 2009	April 9, 2012	April 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388340. Member loan 388340 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	The Computer Connection	Debt-to-income ratio:	4.29%
Length of employment:	1 month	Location:	Chelan, WA

Home town:	Augusta
Current & past employers:	The Computer Connection, Unigard Insurance Group, Safeco Insurance Company
Education:	Wenatchee Valley College

This borrower member posted the following loan description, which has not been verified:

I am starting my own web based home business called The Computer Connection. I will be selling subscriptions to online computer tutorials helping people learn how to use their computers. I am purchasing a website, which is being designed to my personal specification and am being trained on promoting the website. I need the loan to purchase the website, pay advertising and promotion costs, along with the purchase of office equipment and supplies, which includes computers, printers and monitors to use in the business. I expect to have a monthly income of at least $7,500 in 3 months and presently have over $12,000 in start up costs.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,601.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 388591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388591	$20,000	$20,000	12.53%	1.00%	March 31, 2009	April 10, 2012	April 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388591. Member loan 388591 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	ATC associates, inc	Debt-to-income ratio:	18.23%
Length of employment:	4 years 10 months	Location:	land o lakes, FL

Home town:	tallahassee
Current & past employers:	ATC associates, inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a way to consolidate my payments in one place so I can make a larger overall payment to pay everything down quicker.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,313.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Type your question here.Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	sure, where would i upload/update that information?

Prospectus Supplement (Sales Report) No. 24 dated March 31, 2009